Perkins Investment Management LLC

Compliance Policies and Procedures Manual

(Last Updated June 27, 2014)

Perkins Investment Management LLC

311 S. Wacker Drive

Suite 6000

Chicago, IL 60606

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Table of Contents

Statement of Policy	3

Marketing	5

Contracts	6

Form ADV	6

Form 13G and 13F	12

Data Privacy	14

Record Retention	22

Disclosure Obligations	27

Code of Ethics	29

Portfolio Management Processes	30

Best Execution	30

Directed Brokerage	31

Trade Order Execution & Allocation	32

Initial Public Offerings Allocation	34

Trade Errors	37

Affiliated Broker-Dealers	40

Cross Trades	42

Derivatives	44

Securities Lending	44

Repurchase Agreements	45

Liquidity Determination	46

Pricing Policies and Procedures	46

Fair Valuation	46

Procedures for Determining Liquidity of Rule 144 Securities	48

Client Commission Policy	49

Portfolio Management	55

Mandate Compliance	57

Proxy Administration	61

Advisory Fees	65

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STATEMENT OF POLICY

This manual was developed to memorialize the current policies and procedures of Perkins Investment Management LLC (“Perkins”). It will be reviewed annually by the Chief Compliance Officer (“CCO”); taking into consideration any changes in Perkins’ business, changes to applicable laws and regulations, changes to client guidelines, and any compliance events. This manual will also be updated by the CCO to reflect any changes in Perkins’ policies and procedures and to ensure compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). This manual is only a guide and it cannot and does not attempt to cover all possible situations that may arise in the conduct of Perkins’ business as it relates to Perkins’ advisory clients or to dealings with entities which are affiliated with Perkins.

Perkins is owned by Janus Capital Management, LLC (“Janus”) of Denver, CO. Perkins acts as sub adviser to Janus advised mutual funds, private investment funds, separate accounts, separately managed accounts, and Wrap Fee Accounts. Perkins also acts as sub adviser to PWMCO, LLC advised separate accounts. PWMCO, LLC is a dually registered broker dealer and investment adviser based in Chicago.

Perkins is an investment adviser registered with the SEC under the Advisers Act. Its principal office and place of business is located at:

311 S. Wacker Drive

Suite 6000

Chicago, IL 60606

Perkins has adopted many Janus policies in whole or in part depending on and tailored to the specific nature of Perkins’ operations. Certain policies and sections of policies in this manual do not directly apply to Perkins’ operations. The policies are included as they relate to the funds and accounts that we sub-advise for Janus or for reference purposes only.

Perkins endeavors at all times to operate in compliance with federal and applicable state laws, client guidelines, and to conduct its business in the highest ethical and professional manner. Perkins believes that clients are best served when all of its personnel are informed as to the legal, technical, and mechanical aspects of its business and have a strong working knowledge of practices and policies suited to achieve client objectives and comply with the law.

Perkins is required to serve the interests of its advisory clients with undivided loyalty. This standard does not imply that Perkins guarantees the success of its recommendations or that it will be liable for recommendations or actions that prove, with hindsight, to be unwise. However, Perkins must adhere to the highest standard of care and diligence in conducting its activities in accordance with prudent internal procedures, and must be particularly sensitive to situations in which the interests of its advisory clients may conflict, even indirectly, with those of Perkins or its affiliates.

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This manual has been prepared to accomplish two objectives: First, it should provide Perkins employees with an awareness of the requirements of the rules and regulations governing the activities of investment advisers and their agents, and their fiduciary obligations to Perkins’ clients. Second, it outlines Perkins’ procedures and policies designed to ensure that its operations meet those requirements.

Any questions regarding compliance issues should be directed to Ted Hans, Chief Compliance Officer of Perkins.

Adherence to these policies and procedures set forth will help achieve our mission to act in the best interest of our investors – earning their confidence with every action.

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MARKETING

Perkins Investment Management is a sub-adviser to Janus advised mutual funds, private investment funds, separate accounts, and Wrap accounts as well as a sub-adviser to PWMCO advised separate accounts. PWMCO is contractually prohibited from soliciting or opening any new accounts to be sub advised by Perkins.

Perkins does not market to or solicit any accounts as sub-adviser to Janus. Janus is responsible for the marketing and solicitation of any accounts that would be sub-advised by Perkins.

Perkins is an active participant in the Janus sales and marketing effort of Perkins’ value products. Perkins has a Chief Executive Officer (“CEO”) and three Client Portfolio Managers (“CPM”) whose primary function is to assist and focus the Janus sales and marketing effort of Perkins’ products.

Perkins’ CEO will:

Liaison between Janus and Perkins and monitor and direct the Janus sales and marketing effort of Perkins products. Direct the brand development and messaging strategy.

Support Janus’ institutional sales effort.

Build institutional relationships.

Perkins’ CPM will:

Assist Perkins’ CEO in his efforts.

Serve as the primary investment contact for sales, product management, product development and product marketing teams.

Partner with product management to provide sales teams with ongoing updates about the investment philosophy, process, and performance of specific products.

Articulate the portfolio manager’s views on individual holdings, performance and portfolio positioning to internal and external clients.

Play a key role in new business and asset retention efforts with key accounts (e.g., finals presentations, consultant and/or gatekeeper meetings).

Serve as subject matter expert (Perkins’ Chief Compliance Officer will serve as subject matter expert on compliance, operational, and all other non-investment questions) for RFP’s.

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CONTRACTS

Perkins is a sub-adviser to Janus advised funds and accounts and does not have advisory agreements with the funds and accounts. Perkins advises these funds and accounts under a sub-advisory agreement(s) with Janus. Perkins works with the Janus Legal Department in their creation of client Investment Management Agreements.

Perkins is a sub-advisor to PWMCO advised accounts. Perkins does not have advisory agreements with the accounts. Perkins advises these accounts under a sub-advisory agreement with PWMCO.

Form ADV Procedures

Our policy is to ensure that our investment adviser registration is active and we take reasonable steps to ensure that the information contained therein is accurate at all times. We have adopted procedures to monitor, on an on-going and periodic basis, any business developments or organizational changes that would require an amendment filing. Our Chief Compliance Officer (“CCO”) will consult with inside legal counsel who has expertise on adviser registration to ensure that Perkins’ ADV is current and accurate.

Maintenance and Filing of Form ADV

Registration

Perkins Investment Management LLC (“Perkins”) is registered with the SEC as investment advisers pursuant to the Investment Advisers Act of 1940 (“Advisers Act”). Registration is accomplished by filing Form ADV Part 1 and Part 2A with the SEC. In accordance with this registration process, each adviser prepares and maintains a current Form ADV that contains specific information about the adviser’s investment advisory services including, but not limited to, products, fees, investment methodology, and ownership structure. The content and form of the application for registration on Form ADV and all amendments to Form ADV must meet the requirements of Section 203(c)(1) and Rule 203-1 of the Advisers Act.

Part 1 of Form ADV requires disclosure of information regarding, among other things: the adviser’s business; ownership; clients; employees; business practices; affiliations; the persons who control and manage the adviser; the states in which the adviser is registered as an investment adviser; location of the adviser’s books and records; information about certain disciplinary actions and/or proceedings; and general information about the size of the adviser’s business.

Part 2A of Form ADV (the “Brochure”) addresses 18 required items, including: a cover page; summary of material changes; table of contents; advisory business; fees and compensation; performance-based fees and side-by-side management; types of clients; methods of analysis, investment strategies and risk of loss; disciplinary information; other financial industry activities

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and affiliations; Code of Ethics, participation or interest in client transactions and personal trading; brokerage practices; review of accounts; client referrals and other compensation; custody; investment discretion; voting client securities; and financial information.

Part 2B of Form ADV (the “Brochure Supplement”) addresses 6 required items for each of the adviser’s portfolio managers: a cover page with identifying information and legend; educational background and business experience; disciplinary information; other business activities; additional compensation; and supervision.

Amendments

Amendments to Part 1 and 2A of Form ADV are filed with the SEC.

Each adviser must update Part 1 and 2A of Form ADV annually within ninety days of its fiscal year end revising any and all information that has become inaccurate.

If certain information in Part 1 or 2A of Form ADV changes during the course of a fiscal period, the advisers must promptly file an “other than annual amendment” on the IARD system. If Legal determines this information to be material, then the Part 2A must be distributed to current clients.

If any material information in Part 2B of Form ADV changes during the course of a fiscal period, the advisers must promptly update the Brochure Supplement.

IARD

Form ADV Part 1 and 2A is amended by electronically filing via the Investment Adviser Registration Depository (IARD). IARD is an electronic investment adviser filing system that is sponsored by the SEC and the North American Securities Administrators Association. Financial Industry Regulatory Authority operates the system. The SEC and most states require investment advisers to use the IARD system to apply for registration, amend their registration, withdraw from registration, and transmit notice filings to states. Fees associated with the filing must be in place in the adviser’s IARD account before electronic submission may be made.

Procedures

The CCO, inside legal counsel, and senior management, work together to ensure that the ADV is current and complete. All filings and amendments are completed by the CCO in accordance with

Form ADV instructions, including the electronic filing guidelines applicable to

IARD. Disciplinary and Custody Related Disclosures

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If there are, or at any time become, any affirmative responses to the disciplinary action section of Perkins’ ADV (Part 1, Items 11A through H), explanation of the circumstances of the affirmative response(s) are included in the accompanying DRP disclosure pages. Questions relating to custody or possession of customer funds and securities (Part 1, Item 9 & Part 2, Item 14), discretionary authority (Part 1, Item 5) or the use of solicitors (Part 1, Item 8 & Part 2, Item 13) are reviewed for compliance with the applicable rules since affirmative responses to any of these items may require additional disclosure.

Roles & Responsibilities

Compliance

The CCO is responsible for the overall coordination and monitoring of Part 1 and 2A of Form ADV and all related responsibilities. The CCO maintains primary responsibility for Form ADV maintenance and amendments. The CCO will assist inside legal counsel with procedures, research and review of items, analysis of comments received, or pending disclosure issues for all ADV amendments.

Form ADV Delivery

Perkins, as sub-adviser to Janus and PWMCO advised accounts, does not deliver ADV’s to the end client. Perkins ensures that a complete and accurate ADV Parts 1, 2A, and 2B are delivered to Janus and PWMCO.

As outlined in the Advisers Act, Rule 204-3, an adviser must furnish each advisory client and prospective advisory client with an adviser’s and sub adviser’s (if applicable), Form ADV Part 2A and B. The primary purpose of the Brochure is to inform clients of our services, fees, business practices, and alert them to possible conflicts of interest and/or material affiliations. The primary purpose of the Brochure Supplement is to provide clients with information regarding the adviser’s portfolio managers.

Delivery Requirements

Initial Delivery (Rule 204-3(b)(1))

An investment adviser is required to provide the Form ADV Part 2A and B to each advisory client, prior to entering into an advisory contract.

Annual Delivery (Rule 204-3(c)(1) & Rule 204-3(c)(4))

On an annual basis, within 120 days of the adviser’s fiscal year end, each adviser must provide either a summary of material changes to the Form ADV Part 2A that includes an offer in writing to deliver upon written request a copy of the current brochure or a copy of the current brochure that includes or is accompanied by a summary of material changes. Any request in writing in response to the offer should be mailed or delivered within seven days of the receipt of the request.

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Material Changes to Form ADV Part 2A

Material changes to the Form ADV Part 2A must be delivered to the advisory client promptly. The CCO along with inside legal counsel will determine and notify the appropriate delivery parties if a change is deemed material.

Material Changes to Form ADV Part 2B

Anytime there is a change in portfolio manager, a new Form ADV Part 2B must be delivered to the advisory client within 30 days after the new portfolio manager starts managing the account. Anytime there is a material change to the disciplinary disclosure, a new Form ADV Part 2B must be delivered to the advisory client promptly.

Books and Records Requirements (Rule 204-2(a)(14))

Each investment adviser is required to maintain a copy of all written statements/offers (including any amendments or revisions) in connection with Form ADV delivery, or offer of delivery, to all advisory clients. This must include:

•	date of each written statement/offer,

•	copy of each amendment or revision to the written statement/offer,

•	date of each offer or delivery,

•	date of written request in response to the offer and

•	date of mailing or delivery in response to written request.

Email Guidance

If any offer or delivery of the Form ADV is occurring via email there are specific requirements in regard to the functionality of the email address and delivery confirmations. The adviser must have verification that all email addresses being used for disclosure delivery are correct and functional. This can be accomplished by using return receipts or other tracking devices to verify that delivery has taken place. Additionally, each advisory client must be able to access the document – i.e. if the document is distributed in .pdf format the adviser must provide instructions on downloading and opening this type of file.

Janus Internal Delivery Parties

The following individuals are responsible for delivering Form ADV:

RFPs	Gretchen Luebke – Business Development Director

Wrap Account Sponsors	Brian Bahrenburg – Manager, SMA Operations

Institutional Separate Accounts, Sub-Advised Accounts, Commingled Pool Investors	Laura Howland – Manager, Global Operations

Proprietary U.S. Mutual Fund Board	Stephanie Grauerholz-Lofton (as provided in annual 15(c) contract renewal) – VP and Assistant General Counsel

Proprietary Non-U.S. Fund Board	Mari Lakio – AVP and Senior Legal Counsel

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Operating Procedures

The CCO ensures that Perkins’ Part 2A of Form ADV and all supporting schedules are updated as necessary, and that the information contained therein is accurate. This is accomplished by coordination with inside legal counsel as necessary.

The CCO ensures that Perkins’ Part 2B of Form ADV and all supporting schedules are updated as necessary, and that the information contained therein is accurate. This is accomplished by coordination with inside legal counsel as necessary.

The CCO and inside legal counsel monitor all issues to ensure required disclosures are properly made with the appropriate parties.

The CCO, along with the appropriate personnel at Janus and PWMCO, is responsible for notifying their internal business units of ADV amendments and will provide information including, but not limited to:

~	summary of all material changes;

~	ADV delivery requirements; and

~	ADV delivery record retention requirements.

Internal Delivery Parties (outlined above) are responsible for the following:

~	offer, or deliver, each adviser’s Part 2 A of Form ADV if material changes have been made to all clients (no less frequently than annually) and the adviser’s Part 2B of Form ADV promptly after the new portfolio manager starts managing the account or there is a material change to the disciplinary disclosure;

~	deliver Part 2A of Form ADV as requested or if not specified generally within seven days of receipt of a request. In addition, the adviser will also furnish Part 1 and/or additional schedules upon client request;

~	maintain records of when Part 2A and B of Form ADV are offered or distributed to clients on a given date, and maintain records of the annual and interim deliveries. Evidence of offering and/or delivery must be maintained in the client’s file, Salesfore.com, or in a cross reference file indicating which clients the offer and/or delivery was sent to and the date on which it was sent; and

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~	ensure that each new client receives Part 2A and B of Form ADV at or before the time the client executes an advisory contract.

State Registration

Due to the fact that the advisers register as investment advisers with the SEC, the advisers are exempt from registration as investment advisers in the states in which they are rendering investment advice in accordance with Section 203A(b)(1) of the Advisers Act. However, in certain states, the advisers must file notices as required by state securities, or “blue sky” laws. The purpose of the notice filing is to inform the state that the adviser is registered with the SEC and therefore exempt from state registration. SEC registered advisers are able to file, review, and pay state notice filings on the IARD system.

Procedure

The CCO and The Perkins’ Compliance Department monitors and ensures that the proper forms and information are provided to state securities administrators in the states in which the adviser conducts business. Specifically:

1. A current copy of the adviser’s Form ADV is on file with the state securities administrators of each state in which the adviser is a ‘notice filer’ as necessary.

2. The advisers and/or their registered representative(s) may be required to notify the state securities administrators in writing within 30 days if the advisers and/or their representative(s) become a named defendant or respondent in a legal action.

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Form 13G Reporting (Ownership Disclosure)

Investors who, as part of the ordinary management of their investment portfolios, acquire securities representing more than five percent of a class of equity securities of any issuer are required under Section 13(d) of the Exchange Act to file reports with the SEC indicating their beneficial ownership. If these securities were acquired in the ordinary course of business by an investment advisor, a broker-dealer, an investment company or similar specified persons, or by a group of any such persons, with neither the purpose nor effect of changing or influencing the control of the issuer, and not in connection with nor as a participant in any transaction having such purpose or effect, an institutional investor is eligible to report the acquisition on Schedule 13G.

Although persons controlling such institutional investors also are considered under SEC rules to be beneficial owners of those securities, such persons are generally not eligible to avail themselves of Schedule G reporting. However, the SEC has taken the position in no-action letters that such control persons may file jointly with an institutional investor on Schedule G, provided that such control persons’ individual ownership (i.e., ownership other than that which is attributable to the person by virtue of their relationship with the institutional investor) does not exceed one percent (1%) of the class of the issuer’s equity securities.

Perkins must also notify the owner of the account over which Perkins has discretion which transactions Perkins made on behalf of such account may be reportable under Section 13(d) of the Exchange Act. [see Rule 13d-1(b)(iii)]

Rule 13d-1(b).

Operating Procedures

Five Percent Reporting (Rule 13d-2(b)—Annual Filings)

1.	If ownership exceeds five percent (5%) but does not exceed ten percent (10%), then the initial filing on Schedule 13G is filed within forty-five (45) days of calendar year-end. Ownership percentages are based on the amount owned as of December 31st.

2.	If ownership continues to exceed five percent (5%) in the following year and there are any changes to the information previously reported, then an annual Schedule 13G amendment is filed within forty-five (45) days of any subsequent calendar year-end. Ownership percentages are based on the amount owned as of December 31st of each year. Note. An amendment need not be filed if the change is due solely from a change in the number of shares outstanding.

3.	If ownership has fallen below five percent (5%) as of a calendar year-end, then an amendment disclosing this fact (i.e., a closeout filing) is filed within the forty-five (45) day period. No further filings are required unless ownership again exceeds five percent (5%).

4.	If the holder later holds or acquires for purposes of effecting a change in control, then a Schedule 13D filing will need to be made within 10 days. [Rule 13d-1(e)]

Ten Percent Reporting (13d-2©—Monthly Filings)

1.	If ownership exceeds ten percent (10%), then Schedule 13G must be filed within ten (10) days after the month end in which ownership first exceeds ten percent (10%). Ownership percentages are based on month-end amounts.

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2.	An amendment to Schedule 13G must be filed within ten (10) days of the end of any subsequent month in which ownership increases or decreases by more than five percent (5%). Such changes in ownership are monitored until ownership falls below five percent (5%). Once ownership falls below five percent (5%), no further filings are required pursuant to Rule 13d-2©.

Form 13F Filing (Ownership Disclosure)

Form 13F is the reporting form filed by institutional investment managers pursuant to Section 13(f) of the Exchange Act. Institutional investment managers who use the United States mail (or other means or instrumentality of interstate commerce) in the course of their business and who exercise investment discretion over $100 million or more in Section 13(f) securities must file Form 13F.

Operating Procedures

1.	Rule 13f-1 states that institutional investment managers who exercise investment discretion with respect to accounts holding Section 13(f) securities shall file a 13F report within forty-five (45) days after the last day of such calendar year end and within forty-five (45) days after the last day of each of the first three (3) calendar quarters of the subsequent calendar year.

2.	For the purpose of this Rule, “Section 13(f) securities” shall mean equity securities of a class that are admitted to trading on a national securities exchange or quoted on the automated quotation of a registered securities association. In determining what classes of securities are Section 13(f) securities, Perkins relies on the most recent list of such securities published by the SEC. Perkins is required to report holdings of all classes of securities appearing in the most recently published list of Section 13(f) securities, except that holdings of fewer than 10,000 shares (or less than $200,000 principal amount in the case of convertible debt securities) and less than $200,000 aggregate fair market value need not be reported.

3.	For all Section 13(f) securities which are reportable, the following information must be reported:

•	Name of the issuer for each class of securities reported as it appears in the current list of Section 13(f) securities published by the SEC;

•	Title of class of the securities reported;

•	Cusip number;

•	Market value of the holding of the particular class of securities as of the last reporting day of the period;

•	Total number of shares owned;

•	Whether the investment discretion is sole or shared;

•	Identification of other managers on whose behalf the report is being filed; and

•	The number of shares for which the manager has sole, shared, or non-voting authority.

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Data Privacy

The Gramm-Leach-Bliley Act (“GLB Act”), passed in November 1999, was a major and complex law designed to enhance competition in the financial industry by providing a prudent framework to allow banks, securities firms, insurance companies and financial services providers to form affiliations. To accomplish this, the law repealed certain important sections of the Glass-Steagall Act, which had separated investment banking from commercial banking since the 1930s. In response to the privacy requirements of the GLB Act, the SEC issued Regulation S-P. Regulation S-P, which imposes certain obligations on SEC registered investment advisers and investment companies.

The privacy rules require that firms provide “clear and conspicuous” notices that reflect its privacy policies and procedures initially to a “customer” at the time of establishing a customer relationship and annually during the relationship. A customer is an individual who has established a continuing relationship with the firm for purposes of utilizing services for household (i.e., personal—not business) use. Regulation S-P does not apply to business or institutional customers.

Regulation S-P allows a firm to tailor its policies and procedures to its own system of gathering and transferring information. Perkins will adhere to Janus’ privacy policies to assist Perkins in preserving the privacy of all Janus sub-advised clients of Perkins. Perkins will also adhere to PWMCO’s privacy policy in this effort. Janus’ and PWMCO’s policies are detailed below:

Janus’ Privacy Policy

Maintaining your privacy is important to Janus. That’s why we take every reasonable precaution to safeguard your personal information from unauthorized access. After all, your relationship with us is built on trust and our goal is to preserve that trust. So whether you visit our website or call our service representatives, rest assured that we are committed to keeping your personal information safe and secure.

The Janus1 Privacy Assurance

1.	We do not sell your personal information without your consent

2.	Collection and use of your nonpublic personal information

We collect information such as name, date of birth, address, email address, SSN, phone number, bank account information and account activity. This information is collected via janus.com, Janus XpresslineTM, Janus Service Representatives and our paper applications.

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Janus limits the use of your information to what is necessary to: fulfill legal and regulatory requirements; provide you with superior service; alert you to Janus products and services that may be of interest to you; occasionally conduct market-related research and surveys; facilitate the opening of accounts by members of your family or household; and process transactions in your account.

Janus will include instructions for ‘unsubscribing’ in its marketing and/or research-related email communications. In addition, if Janus contacts you via telephone in relation to a survey, you can indicate to us that you would prefer not to receive any additional calls of that nature in the future.

3.	Nonpublic personal information Janus shares

Janus may share nonpublic personal information with our affiliates when processing transactions or managing accounts on your behalf or as otherwise permitted by law. This includes information such as name, date of birth, address, SSN, account activity and account balances.

4.	Third-party relationships with Janus

The types of affiliated third parties with whom Janus shares information include institutions such as investment advisors and transfer agents. Janus protects this shared information with strict confidentiality agreements. Janus does not disclose, and does not intend to disclose, nonpublic personal information to nonaffiliated third parties except as permitted by law.

5.	Information shared with service providers

Janus may share nonpublic personal information under servicing or joint marketing agreements with institutions such as service bureaus and application service providers. In all cases, your information is strictly protected. Each agreement requires that service providers keep the information strictly confidential and use it only for its intended purpose.

6.	Information about former shareholders

Janus does not disclose, and does not intend to disclose, nonpublic personal information to nonaffiliated third parties with respect to persons who are no longer shareholders.

7.	Right to opt out

Janus is not in the practice of selling or distributing nonpublic information to third parties. If, in the future, our business directs us to do this, you will be notified and given the opportunity to opt out of having this information shared.

8.	Confidentiality, security and integrity

[1]	For the purposes of this Privacy Policy, “Janus” includes Janus Capital Management LLC, Janus Distributors LLC, Perkins Investment Management LLC, Janus Investment Fund and Janus Aspen Series.

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Physical Security

Janus provides leading edge technology to ensure that all transmitted information is safe and secure. Information is stored on a secure record-keeping system that is located in secured areas of the buildings we occupy.

All record-keeping systems are located in controlled areas, with physical access limited to authorized persons. Authorized personnel escort visitors into controlled areas at all times. Employees of Janus may, from time to time, have access to this information in order to fulfill our service commitment to you. However, physical access to the controlled areas is logged and each employee, upon employment with Janus, is required to sign a security agreement concerning their individual duty to safeguard confidential data.

Online Security

Doing business on our website means you will send and receive personal financial information over the Internet. It is crucial you make sure you are comfortable with Janus’ efforts to safeguard your account information.

•	Janus uses the latest encryption technology, Transport Layer Security (TLS), to protect private information transferred between your computer and Janus.

•	You can establish a private 4-8 digit Personal Identification Number (PIN), which you can change anytime. That way, you control your PIN.

•	You can terminate online access at any time, either online or by telephone. You can reestablish this access anytime as well. For added security, access revoked by telephone must be reestablished in writing.

•	Just as with selling shares of your Janus funds over the telephone, the proceeds from selling shares online will be sent only to the address of record on the account or a pre-designated bank account.

•	Online access will be suspended after three unsuccessful logon attempts.

•	Sessions with janus.com are automatically terminated after 10 minutes of inactivity to prevent unauthorized access to your Janus account via your computer. If you’d like to continue after this point in time, simply log on again.

What is TLS?

TLS is the successor to the SSL technology developed by Netscape and adopted by all vendors producing web-related software. It’s used to establish a secure connection between your computer and Janus’ server. TLS allows you to transmit information in an encrypted manner, so all data transmitted between Janus and your computer will be completely encrypted even while traveling across multiple networks.

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Encryption is achieved through an electronic scrambling technology (originally developed by RSA, Inc.) that uses “keys” to code and decode data. Basically, each party has a private “key” that no one can access, and a public “key” that can be passed back and forth. Information encrypted with a public key can only be decrypted with the associated private key. In other words, the information you send to Janus is encrypted using our public “key.” It can only be decrypted by us with our private “key.” The same goes for the information we send to your computer – we’ll encrypt it using your public “key,” but only you can decrypt it using the private “key” that you alone hold. To further enhance security, these “keys” are established at the beginning of your secure session with Janus and are used for that session only.

Encryption and Online Security

When we talk about 128-bit encryption, we’re referring to the length of the “keys” used to encrypt and decrypt data. The longer the key, the more secure the encrypted data. You could think of the key as a password, without which you can’t decode a message. Basically, a 128-bit key is like a 16-character password (and virtually impossible to decode). To get the highest level of security, use a browser that supports TLS and 128-bit encryption.

Browser Security

To establish a secure session with our website, your browser must be TLS 1.0 or SSL 3.0 compliant. You’ll need a web browser such as Mozilla Firefox or Microsoft Internet Explorer that supports 128-bit encryption. Many other web browsers will support encryption, but they may not provide the highest level of security available. To take full advantage of our website’s security features, we strongly recommend upgrading to a web browser that supports TLS.

Your Janus Password

Your Janus PIN and other security information are confidential. After creating your own PIN, you should never share this information with anyone. You should also change your Janus PIN periodically.

Cookies

Janus may assign your computer browser a unique random identifier called a “cookie.” Doing so does not compromise your privacy or security in any way. We will simply use the data collected by the cookie to improve your Janus website experience and to evaluate our website’s services and features.

Updating and Correcting Your Account Information

The accuracy of your personal account information is important to us. You can correct, update or confirm your personal information anytime on janus.com by going to “My Account “ and from the dropdown menu, selecting “Edit Information.” Or, you can call a Janus Representative at (800) 525-3713.

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Policy Revisions

Janus reserves the right to amend its policies at any time. Changes to the Privacy Policy will become effective upon posting to this site. You should review this Privacy Policy periodically to remain informed of any updates.

PWMCO

Privacy Policy

This Privacy Policy is provided to you by PWMCO, LLC (also referred to as “PWMCO”, “we”, “our”, and “us”) to assist users (also referred to as “you” and “your”) in understanding how we collect and use the Personal Information you provide to us through the Site and to assist you in making informed decisions when using our Site and our products and services. This Privacy Policy applies to all users of the Web site hosted and made available to you by PWMCO (the “Site”).

Login and Registration Procedures

Our Site is available to all Internet users, but certain products and services are available only to members of PWMCO who receive these products and services from us via our Site (“Members”). In order to be a Member of PWMCO, you must be a registered user of the Site. We will provide you with an initial customer number and temporary password to use for your initial registration. For security purposes, you will be asked to change your temporary password when you log onto the Site for the first time.

Types of Information We Collect

When you visit our Web site you may provide us with two types of information: The Personal Information Members are required to disclose, which is described in detail below and which we collect from individuals during the Member registration process; and Site use information which we collect from all users who browse our Site.

Personal Information

After you have logged onto the Site and have changed your password, you will be asked to provide the following personally identifiable information (“Personal Information”): your name, mailing address, work and home phone numbers, and your email address. You must provide this Personal Information in order for us to correspond with you and to provide you with the member-only products and services made available through our Site. In addition to the Personal Information required of Members, you may also provide us with comments and opinions about PWMCO and how we service your needs and interests. Personal Information collected through our Site does not include credit card information, social security numbers or other such personally identifiable information.

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Site Use Information—Cookies

We utilize a standard technology called “cookies” and web server logs to collect information about how our Site is used. A cookie is a very small text document, which often includes an anonymous unique identifier. When you visit a Web site, that site’s computer asks your computer for permission to store this file in a part of your hard drive specifically designated for cookies. Information gathered through cookies and web server logs may include the date and time of visits, the pages viewed, time spent at our Site, and the Web sites visited immediately prior and after visiting our Site. Each Web site can send its own cookie to your browser if your browser’s preferences allow it, but (to protect your privacy) your browser only permits a Web site to access the cookies it has already sent to you, not the cookies sent to you by other Web sites.

How We Use Members’ Personal Information

General Use of Personal Information

We use the Personal Information provided by our Members for purposes of administering and expanding our business activities, providing customer service and making available other products and services to our Members and to some extent, our non-Member users. Occasionally, we may also use the Personal Information we collect to notify you about important changes to our Site, new products and services we will be offering, changes to existing products and services, and special offers we think you will find valuable. You may notify us at any time if you do not wish to receive these offers by contacting us at 312-341-9727 or by emailing us at contact@pwmco.com.

Email Policy

If you choose to correspond with us through email, we may retain the content of your email messages along with your email address and our responses in secured online and offline databases to help us develop and improve our business and to enhance your use of our Site. Please see the sections titled “Accessing your Information” and “Information Security” for more information about our databases. We may also use your email address to notify you of any available reports you can access on the Site. We may, from time to time, disclose your email address to our secure web host provider to allow necessary maintenance of our Site. Please see the Section titled “Sharing Information with Third Parties” for further details. You have the right to “opt out” of receiving any unsolicited emails. You may notify us at any time if you do not wish to receive some or all of these communications by contacting us at 312-341-9727 or by emailing us at contact@pwmco.com.

How We Use Information We Collect from Cookies

As you use our Site, the Site uses the cookies it generates to differentiate you from other users. Cookies, in conjunction with our web server log files, allow us to calculate the aggregate number of people visiting our Site and to determine which parts of the Site are most popular. Using this information, we analyze the total user feedback and are able to use that analysis to constantly improve our Site and better serve our Members and all Site users. Cookies do not allow us to gather any personally identifiable information about any Member or non-Member user. We do not store any information that is provided to us through cookies. Our secure web host provider may use cookies that originate from this Site and other Web sites for analytic purposes; however, we have no access or control over cookies used by our secure web host provider.

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Sharing Information with Third Parties

We may share your Personal Information (such as your email address as noted above) with our secure web host provider for Site maintenance and administration purposes only. We do not sell, rent or disclose our Member email lists or any other Personal Information that we collect and/or retain in our database to third party vendors, commercial businesses or marketing companies. We do not sell customer lists for marketing purposes. As we develop our business, we may have the opportunity to buy or sell assets or engage in business offerings. Member email lists and other user information are assets of our business which may be transferred by operation of law in connection with a sale of assets, a corporate divestiture, merger, or dissolution. If your Personal Information is to be transferred as part of a purchase, sale, or other legal transaction, we will provide you reasonable notice of the planned transfer, and the opportunity, within the stated time frame, to access, change or remove your Personal Information from our database.

How We Protect Your Personal Information

Secured Transmissions

Email is not recognized as a secure medium of communication. For this reason, we request that you do not send private or personally identifiable information to us by email. Some of the information you may enter on our Web site may be transmitted securely via Secure Sockets Layer SSL, 128 bit encryption services. Pages utilizing this technology will have URLs that start with HTTPS instead of HTTP. Please contact us at 312-341-9727 or email us at contact@pwmco.com if you have any questions or concerns.

Accessing your Information

We store your Personal Information in an offline database located on our secured server protected by our firewall and on an online secure server which we make available to you for your convenience. You may request access to all Personal Information you have provided to us through the Site and which we keep secured in our online database pursuant to the terms of this Privacy Policy. As part of this service, you may review and update such Personal Information at your discretion by emailing contact@pwmco.com or by contacting us at 312-341-9727.

Information Security

We protect all Personal Information stored in our online and offline databases through the use of security protocols which are standard and recommended in the technology industry. However, despite these safety measures, no data stored online or transmitted over the Internet or a wireless network connection can be guaranteed to be 100% secure. Accordingly, while we strive to protect your Personal Information, you acknowledge and agree that: (a) there are security and privacy limitations of the Internet which are beyond our control; (b) the security, integrity and privacy of any and all information and data exchanged between you and us through our Site cannot be guaranteed; and (c) any such information and data may be viewed or tampered with in transit by a third party. PWMCO hereby disclaims all liability and responsibility for any damages to you which are caused by any of the foregoing events if such events were unforeseeable or beyond our reasonable control despite our implementation of industry standard security measures.

You are responsible for maintaining the confidentiality of the password we assign to you and all subsequent passwords that you update, and are fully responsible for all user actions made using your password. You agree to immediately notify us of any unauthorized use of your password or other breach of security, and to exit from your account at the end of each session.

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If you forget or lose your password, we may issue a new temporary replacement password. We shall not be responsible for anyone who uses your customer number and/or password without your authorization to obtain access to your Personal Information and/or account information on the Site.

Required Disclosures

We may disclose your Personal Information if required to do so by law or subpoena or if we believe that such action is necessary to (a) conform to the law or comply with legal process served on us or affiliated parties; (b) protect and defend our rights and property, our Site, and/or the rights of users of our Site; (c) act under circumstances to protect the safety of users of our Site, us, or third parties.

Linking Policy

As a service to you, we may provide hyperlinks (links) to third party Web sites containing financial information that may be of interest to you. These links will allow you seamless access to such third party Web sites directly from one or more pages of our Site. We are not affiliated with the owners of these third party Web sites, we do not exercise ownership or control over these third party Web sites, and are therefore not responsible for the security or privacy practices employed by the owners of these Web sites or for the content and information contained on these third party Web sites.

Please remember that when you use a link to go from our Web site to another Web site, our Privacy Policy is no longer in effect. Any information you actively or inactively (through cookies) provide through browsing and/or interaction on any other Web site, including Web sites which have a link on our Web site, is subject to that Web site’s own rules and policies. Please read over those rules and policies before proceeding.

We are not responsible for the content, accuracy or opinions express in Web sites linked to or from our Site, and such Web sites are not investigated, monitored or checked for accuracy or completeness by us. Inclusion of any link on our Site to a third party Web site does not imply affiliation, approval, or endorsement of the linked Web site by us. If you decide to leave our Site and access a third party Web site, you do so at your own risk.

Changes to Privacy Policy

By using our Site you consent to our collection and use of your Personal Information as described in this Privacy Policy. If we make any material changes to the terms of this Privacy Policy, we will notify you of those changes by posting a notice on the home page of our Site and will update the date of this Privacy Policy in order to keep you informed at all times of the information we collect, how we use it and under what circumstances we may disclose it. You may contact us at 312-341-9727 or email us at contact@pwmco.com with any questions or concerns with respect to changes made to this Privacy Policy.

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Record Retention

Perkins, as a registered investment adviser, is subject to the recordkeeping requirements of a variety of regulations. These include, but are not limited to Rules under the:

•	Investment Advisers Act of 1940, including Rule 204-2

•	Investment Company Act of 1940, including 31a-1, 31a-2 and 31a-3

•	Securities Exchange Act of 1934, including 17a-3, 17a-4, 17Ad-6, 17Ad-7, 17Ad-15, 17Ad-17, 17f-2

Maintenance of Records

Perkins has legal obligations to ensure all business records are identified and maintained for the appropriate length of time. As such, Perkins must retain all pertinent books and records and make such documents available for inspection by appropriate regulators. Records must be maintained on Perkins approved storage devices or services to ensure compliance with regulatory and legal requirements. To meet these requirements, Perkins has established recordkeeping policies and procedures that provide Perkins employees the necessary guidance for creating, maintaining, protecting, and disposing of records within their control. These policies and procedures apply to all records, regardless of format. There are defined processes for records identification, maintenance, storage and disposition. There are also specific protection and access control standards in place that identify the measures required to achieve the appropriate level of protection and security of Perkins business records.

•	Recordkeeping for the Funds: Section 31(a) of the 1940 Act requires a Fund and every underwriter, broker-dealer and investment adviser of a Fund to maintain and preserve such books, accounts and records as may be prescribed by the SEC, which records constitute the basis for the Funds’ financial statements. Pursuant to agreement with the Funds, Perkins maintains the required records. Some of the records of the investments and trading that the Funds are required to maintain under the 1940 Act are the same as those that Perkins, as an adviser of the Funds, is required to maintain under the Advisers Act. To the extent the requirements overlap, the same set of records suffices to meet the obligations of the Funds’ and Perkins under both Acts and under Perkins’ agreement with the Funds.

Identification & Retention of Required Records

To provide a consistent and controlled method for retention and disposition of records, Perkins maintains a schedule of all required records, associated legal citations and retention requirements, and the functional group responsible for the proper maintenance of those records. Employees are advised of the required records they are responsible for maintaining as well as the associated retention requirement and proper storage methods. Records can only be destroyed after the appropriate authorization has been received that all applicable retention periods have been met and verification made that they are not subject to a hold in connection with a Preservation Notice. A Preservation Notice is issued in response to government subpoenas, anticipated or ongoing litigation.

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Electronic Communications

All messages or other communications composed, sent or retrieved using Perkins systems are the property of Perkins. Perkins has the right to periodically monitor, access, and disclose information sent through electronic communications. Employees should have no expectation that their communications on Perkins systems are private.

Email communications are archived as they occur and indexed for subsequent search by enterprise infrastructure specifically designed for this purpose. Electronic communications saved in the Perkins/Janus Email System are retained in accordance with relevant recordkeeping and electronic data storage requirements.

~	Per Perkins policy, instant messaging is permitted only when used on networks hosted by Perkins approved IM networks and is discouraged except when necessary for business use. Instant messages are proxied by an internal server and then transformed into email conversation threads and processed as described above for all other email.

Employees are required to certify at least annually that they are aware of, understand, and comply with Perkins’/Janus’ specific recordkeeping policies and procedures. New hire training, along with annual general employee recordkeeping training and department reviews are conducted to ensure continued understanding and compliance with recordkeeping requirements.

Recordkeeping Policies and Procedures

Please refer to the Records Management Compliance Manual on MyJanus for recordkeeping related policies and procedures.

Time Period and Location of Records

Perkins is required to maintain and preserve records in an easily accessible place, the first two years in an appropriate office of Perkins.

Electronic Storage of Records

Under Rule 204-2(g) of the Investment Advisor Act of 1940 and Rule 31a-2(f) of the Investment Company of 1940 Act, the records may be maintained and preserved for the required time on micrographic media or electronic storage media. Perkins/Janus must:

•	Arrange and index the records in a way that permits easy location, access and retrieval of any particular record

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•	Promptly provide a legible, true and complete printout or copy of the record in the medium and format in which it is stored as well as means to access, view and print the records

•	Store one duplicate copy separately from the original on any medium allowed by this Rule for the time required

•	With respect to electronic storage media,

•	Maintain procedures for the maintenance and preservation of, and access to, records so as to reasonably safeguard records from loss, alteration, or destruction

•	Limit access to the records to properly authorized personnel and the SEC

•	Reasonably ensure that reproduction of a non-electronic original record on electronic storage media is complete, true, and legible when retrieved Under Rule 17Ad-7(f) under the Securities Exchange Act of 1934, the records may be maintained and preserved for the required time on electronic storage media or micrographic media (microfilm/microfiche). Janus/Perkins must:

•	Maintain, keep current, and be ready at all times to provide promptly to SEC upon request all information necessary to access the records

•	Have quality assurance procedures to verify the quality and accuracy of the electronic or micrographic recording process

•	Create an accurate index of such records, store the index with those records, and have the index available at all times for SEC examination

•	Store duplicates of the records and the index separately from the originals stored on any medium allowed by this Rule for the time required

•	Establish an audit system that accounts for the inputting of and any changes to every record stored on electronic storage media or micrographic media. The results of such audit system must be available at all times for SEC examination and be preserved for the same time required by this section for the underlying records.

•	With respect to any electronic storage media:

•	Ensure the security and integrity of the records by means of manual and automated controls that assure the authenticity and quality of the electronic facsimile, detect attempts to alter or remove the records, and provide means to recover altered, damaged, or lost records resulting from any cause;

•	Externally label all removable units of storage media using a unique identifier that allows the manual association of that removable storage unit with its place and order in the recordkeeping systems; and

•	Uniquely identify files and internally label each files with its unique name, the date and time of file creation, the date and time of last modification or extension, and a file sequence number when the file spans more than one volume

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•	Place in escrow with an independent third party and keep a current copy of the physical and logical format of the electronic storage or micrographic media, the field format of all different information types written on the electronic storage media and source code, and the appropriate documentation and information necessary to access records and indexes. The independent escrow agent must file an undertaking signed by a duly authorized person with the SEC stating that:

•	“[Name of Third Party] hereby undertakes to furnish promptly upon request to the U.S. Securities and Exchange Commission, its designees, or representatives, upon reasonable request, a current copy of the physical and logical format of the electronic storage or micrographic media, the field format of all different information types written on the electronic storage media and source code, and the appropriate documentation and information necessary to access the records and indexes of [Name of Transfer Agent]’s electronic records management system.

•	Ensure that, if a third party is used to maintain or preserve some or all of the required records using electronic storage media or micrographic media, such third party shall file a written undertaking signed by a duly authorized person with the SEC stating that:

•	“With respect to any books and records maintained or preserved on behalf of [Transfer Agent], [Name of Third Party] hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by representatives or designees of the U.S. Securities and Exchange Commission, and to promptly furnish to said Commission or its designee true, correct, complete, and current hard copies of any or all or any part of such books and records.”

Under Rule 17a-4(f) of the Securities Exchange Act of 1934, the records required to be maintained and preserved may be immediately produced or reproduced on micrographic media (microfilm/microfiche) or by means of electronic storage media that meet the following conditions and are maintained for the required time period.

~	For electronic storage Janus/Perkins must notify FINRA prior to employing electronic storage media. If employing any electronic storage media other than optical disk technology (including CD-ROM), JDI must notify its designated examining authority at least 90 days prior to employing such storage media. In either case, JDI must provide its own representation or one from the storage medium vendor or other third party with appropriate expertise that the selected storage media meets the following conditions:

•	Preserve the records exclusively in a non-rewriteable, non-erasable format (WORM)

•	Verify automatically the quality and accuracy of the storage media recording process

•	Serialize the original and, if applicable, duplicate units of storage media, and time-date for the required period of retention the information placed on such electronic storage media

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•	Have the capacity to readily download indexes and records preserved on the electronic storage media to any medium acceptable under these rules as required by the SEC or FINRA.

~	Micrographic media or electronic storage media must: [See requirements for micrographic and electronic media under Rule 17Ad-7(f) above relating to Transfer Agent Records. These requirements are generally consistent.]

~	If Janus/Perkins is exclusively using electronic storage media for some or all of its record preservation under this section, at least one third party (“the undersigned”), who has access to and the ability to download information from JDI’s electronic storage media to any acceptable medium, must file with FINRA the following undertakings with respect to such records:

•	“The undersigned hereby undertakes to furnish promptly to the U.S. Securities and Exchange Commission (“Commission”), its designees or representatives, upon reasonable request, such information as is deemed necessary by the Commission’s or designee’s staff to download information kept on the broker’s or dealer’s electronic storage media to any medium acceptable under Rule 17a-4.

Furthermore, the undersigned hereby undertakes to take reasonable steps to provide access to information contained on the broker’s or dealer’s electronic storage media, including, as appropriate, arrangements for the downloading of any record required to be maintained and preserved by the broker or dealer pursuant to Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934 in a format acceptable to the Commission’s staff or its designee. Such arrangements will provide specifically that in the event of a failure on the part of a broker or dealer to download the record into a readable format and after reasonable notice to the broker or dealer, upon being provided with the appropriate electronic storage medium, the undersigned will undertake to do so, as the Commission’s staff or its designee may request.”

Responsible Party

The Senior Compliance Manager of Records Management Compliance and Perkins’ CCO is responsible for this policy.

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Disclosure Obligations

Investment advisers are required under the Advisers Act to disclose any financial conditions that could reasonably impair the adviser’s ability to meet contractual commitments to clients. This disclosure requirement applies only to those investment advisers who have custody or discretionary authority over client funds or securities, or who require prepayment of fees in excess of $500 six months or more in advance. For example, a situation that could be considered a reasonable impairment of an investment adviser’s financial condition would generally include insolvency or bankruptcy.

In addition, investment advisers are required to disclose material facts about any legal or disciplinary event “material to an evaluation of the adviser’s integrity or ability to meet contractual commitments to clients involving the adviser or its management persons.”

The following four factors should be considered when determining if an event is “material:”

1.	How closely related the individual or entity is to the advisory function;

2.	The nature of the infraction;

3.	The severity of the sanction; and

4.	The time elapsed.

Under the provisions of Rule 206(4)-4, Perkins must promptly disclose relevant facts about any legal or disciplinary “event” which would be material in evaluating Perkins’ integrity or ability to meet contractual commitments to clients.

Prospective clients must receive any required disclosures within 48 hours prior to entering into any advisory services agreement, or no later than the time of entering into an advisory services agreement if the client has the right to terminate the contract without penalty within five business days after entering into the agreement.

A material legal or disciplinary event requiring disclosure would include any “management person” who:

1.	was convicted, plead guilty or “no contest” to a felony or misdemeanor, or is the named subject of a pending criminal proceeding, and that action involved: an investment-related business; fraud, false statements, or omissions; wrongful taking of property; or bribery, forgery, counterfeiting, or extortion;

2.	was found to be involved in a violation of an investment-related statute or regulation;

3.	was the subject of any order, judgment, or decree permanently or temporarily enjoining the person from, or otherwise limiting the person from, engaging in any investment-related activity;

4.	was found by the SEC or a state to have caused an investment-related business to lose its authorization to do business;

5.	was found by the SEC or a state to have been involved in a violation of an investment-related statute or regulation and was the subject of an order by the agency denying, suspending, or revoking the authorization of the person to act in, or barring or suspending the person’s association with, an investment-related business; or otherwise significantly limiting the person’s investment-related activities; or

6.	was found by a self-regulatory organization to have caused an investment-related business to lose its authorization to do business; or

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7.	was found by a self-regulatory organization to have been involved in a violation of the SRO’s rules and was the subject of an order by the SRO barring or suspending the person from membership or from association with other members, or expelling the person from membership; fining the person more than $ 2,500; or otherwise significantly limiting the person’s investment-related activities.

Under some circumstances, disclosure of some disciplinary information may not be required after a period of 10 years from the date of the violation.

Disclosure of Financial Information

Operating Procedures

1.	The Chief Operating Officer ensures that Perkins’ net worth remains positive at all times.

2.	If determined necessary, Perkins will promptly disclose the condition to existing clients, and prospective clients not less than 48 hours prior to entering into any advisory contract.

3.	See Written Disclosure Statements for detail on reporting and disclosure requirements.

Disciplinary Disclosure

Operating Procedures

1.	Compliance ensures that any disciplinary information requiring disclosure is promptly reported on Perkins’ amended Form ADV.

2.	If determined necessary, Perkins will promptly disclose the condition to existing clients, and prospective clients not less than 48 hours prior to entering into any advisory contract.

3.	Compliance determines if an event is “material,” based on the following considerations:

(a)	The separation of the individual causing the “event” from the advisory functions;

(b)	The nature of the violation or infraction of the law;

(c)	The severity of the sanctions imposed; and,

(d)	The time which has elapsed since the violation or infraction.

4.	See Written Disclosure Statements for additional detail on reporting requirements with regard to disciplinary disclosures.

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Code of Ethics

The SEC and the courts have stated that portfolio management professionals, including registered investment advisers, have a fiduciary responsibility to their clients. In the context of securities investments, fiduciary responsibility should be thought of as the duty to place the interests of the client before that of the person providing investment advice, and failure to do so may render the adviser in violation of the anti-fraud provisions of the Advisers Act. Fiduciary responsibility also includes the duty to disclose material facts that might influence an investor’s decision to purchase or refrain from purchasing a security recommended by the adviser or from engaging the adviser to manage the client’s investments. The SEC has made it clear that the duty of an investment adviser not to engage in fraudulent conduct includes an obligation to disclose material facts to clients whenever the failure to disclose such facts might cause financial harm. An adviser’s duty to disclose material facts is particularly important whenever the advice given to clients involves a conflict or potential conflict of interest between the employees of the adviser and its clients.

Perkins has adopted Janus’ Corporate Code of Business Conduct (the “Corporate Code”) and the Janus Ethics Rules (the “Ethics Rules”), which are two documents that are essential to ensuring that employees carry out their role with the highest standards of loyalty, candor and care in all matters relating to Perkins’ clients. The Corporate Code and Ethics Rules employees of Perkins. The Corporate Code is derived from NYSE listing, ERISA, the Sarbanes-Oxley Act of 2002 (the “SOX Act”) and other legal requirements and is a key expression of Janus’/Perkins’ intention to be a good corporate citizen. The Ethics Rules are comprised of the Personal Trading Policy, Gift & Entertainment Policy and Outside Business Activities Policy.

Both documents are designed to ensure that employees (i) observe applicable legal (including compliance with applicable state and federal securities laws) and ethical standards in the performance of their duties and in pursuit of Perkins’ goals and objectives; (ii) at all times place the interests of Perkins’ clients first; (iii) disclose all actual or potential conflicts should they emerge, to the Chief Compliance Officer; (iv) adhere to the highest standards of loyalty, candor and care in all matters relating to Perkins’ clients; and (v) conduct all personal trading, including transaction in Janus/Perkins mutual funds, Company Securities and Covered Securities, consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility; and (vi) not use any material non-public information in securities trading. Both documents are adopted under Rule 17j-1 of the 1940 Act and Rule 204A-1 under the Advisers Act.

The two documents are referenced here and are available as separate documents.

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PORTFOLIO MANAGEMENT PROCESSES

Common Investment Decisions for Clients’ Accounts

Many of the Funds/Accounts for which Perkins serves as investment adviser have similar investment objectives. Although investment decisions for each account are made independent of each other, because of the similarity of investment objectives an investment decision made for one account is often appropriate for a number of other accounts as well and contemporaneous transactions in a particular security for a number of accounts often result. The fact that each investment decision is made independent of other decisions, even with the same investment objective, should be emphasized. Differences among accounts, such as cash positions, industry exposure, foreign currency exposure, current security holdings and reasonable commitment size will affect the investment decision for each account, and the Adviser is under no obligation to make similar investments in accounts with similar investment objectives. When Securities are purchased or sold concurrently for two or more accounts, however, the Adviser will comply with the procedures described below in order to assure fair treatment on behalf of all the participating accounts in obtaining execution of such transactions.

Trading Activities

All orders for the purchase and sale of securities in Janus funds and accounts sub-advised by Perkins are given to and executed through the Janus trading desk, which is responsible for best execution, trade allocation, and other matters relating to the trade execution function. Outlined below are Janus’ procedures relating to these matters.

Best Execution

Janus generally selects broker-dealers for clients as part of its discretionary responsibilities. Janus’ Brokerage Review Committee periodically reviews the quality of execution that it receives from broker-dealers and continuously evaluates traditional brokers and other venues for execution capabilities. Janus does not consider a broker-dealer’s sale of shares of its sponsored Funds or gifts and entertainment received from registered representatives of broker-dealers when choosing a broker-dealer to effect transactions.

Janus has a duty to seek to obtain “best execution” for its clients’ portfolio transactions. More specifically, Janus seeks the best net prices and negotiates commissions based on a number of factors, including but not limited to:

•	Janus’ knowledge of currently available negotiated commission rates or prices of securities currently available and other current transaction costs,

•	the nature, size and type of the security being traded and the character of the markets for which the security will be purchased or sold,

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•	the activity, existing and expected, in the market for the particular security and the desired timing of the trade,

•	the ability of a broker-dealer to maintain confidentiality, including trade anonymity,

•	the quality of the execution, clearance, and settlement services of a broker-dealer,

•	the financial stability of the broker-dealer and the existence of actual or apparent operational problems of the broker-dealer,

•	the ability of a broker-dealer to provide rebates of commissions to a third party service provider or to a client to pay account expenses and

•	the research services provided by a broker-dealer.

In recognition of the value, quality and availability of the above factors, Janus may execute transactions with a broker-dealer for a higher commission than another broker-dealer would have charged if Janus determines, in good faith, that the commission is reasonable in relation to the value of the brokerage and/or research services provided by that particular broker-dealer. In determining the reasonableness of a commission, Janus may view the value of the services provided either in terms of that particular transaction or the value of the services provided to Janus as they relate to the overall responsibilities of Janus as an investment adviser.

Managed Account/Wrap Execution

In addition to the above policy, Janus will take into consideration the fee structure of the various Wrap Sponsors when seeking best execution. Please refer to the SMA Manual for additional information.

1[1] Section 28(e) of the Securities Exchange Act of 1934 provides a safe harbor against claims of breach of fiduciary duty for advisers who might pay higher brokerage commissions for execution if they determine in good faith that the amount of commission paid was reasonable in relation to the value of brokerage and research service provided by the broker/dealer.

Directed Brokerage

It is Janus’ and Perkins’ policy to seek best execution (as defined in Janus’ and Perkins’ ADV) on all trades. To the extent that Janus’ and Perkins’ Clients request that Janus direct brokerage for that Client’s account to a particular broker as part of a commission recapture program or otherwise, Janus will agree to direct brokerage subject to Janus seeking best execution. Janus will not enter into an arrangement whereby Janus must direct a certain percentage or dollar value

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of its trades for a Client to a particular broker. In addition, Janus makes no guarantee or representation that Janus will direct any trades or commissions to any particular broker. While continually evaluating traditional brokers and other venues for execution, Janus expects that it will primarily trade with Janus’ preferred brokers as a result of those established relationships historically providing quality executions. Any exceptions to these procedures must be approved by the Head of Trading and the Chief Investment Officer.

Operating Procedures

1.	In completing a new account take on form, sales will provide information regarding whether a Client wants brokerage directed to a particular broker. For existing Clients, sales will notify trade operations, compliance and legal via an email communication.

2.	Trade operations will code any new account so that the trading system is updated with the client’s directed brokerage information.

3.	Traders will seek best execution on all trades. To the extent that a trader can execute with a Client requested broker and such execution is consistent with best execution, the trader may execute with the requested broker.

4.	On a quarterly basis the Brokerage Review will review all Client directed commissions and document any issues.

Trade Order Execution & Allocation

Janus’ Equity Trading Desks are required to create and maintain certain records with respect to trades executed for client accounts. Each trade order ticket must identify (i) the name of the trader; (ii) the name of the executing broker-dealer; (iii) the time the order was entered with the broker-dealer; (iv) the price at which the trade was executed; (v) the time that the trade was executed.

Operating Procedures

1.	Janus’ Equity Trading Desks are required to create and maintain certain records with respect to trades executed for client accounts. Each trade order ticket must identify (i) the name of the trader; (ii) the name of the executing broker-dealer; (iii) the time the order was entered with the broker-dealer; (iv) the price at which the trade was executed; (v) the time that the trade was executed.

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Procedure(s)

For each order placed for the purchase or sale of a security for any account, whether executed or unexecuted, the Portfolio Manager placing the order shall provide the following information contemporaneously with the initial order, which is recorded promptly by the Trading Department.

1.	The account(s) for which the order is being placed, including the number of shares, principal amount, or dollar amount being purchased or sold for each account;

2.	Any market order or limit order and limit price;

3.	The date and time (time-stamped) of entry of the order, including the name of the person who placed the order and the name of the person from the Trading Department who recorded the order; and

4.	Any other relevant terms or conditions of the order, including any priority, special de minimis requirements or other specific method of allocation among accounts.

A trade order ticket is completed for each transaction.

After the initial order is recorded, Trading also promptly records the following information:

1.	The name of the person who directed the order to the broker-dealer;

2.	The date and time of receipt of a report of order execution; and

3.	If the order is modified or canceled, the date, time (time-stamped), and description of any such modification or cancellation, including the name of the person who modified or canceled the order and the name of the person from the Trading Department who recorded the modification or cancellation.

Trade Operations allocates executions in the manner in which they are indicated in the order. If an order is not filled in its entirety, the Portfolio Manager (or designee) and Trading adhere to the following:

Filling Orders

1.	Generally, orders are processed and executed on a “first-in, first-executed basis, in the order received by the Trading Desk, with the following exceptions:

•	A Trader, in consultation with the responsible Portfolio Manager, may delay the execution of an order when, in his judgment, market conditions in the security to be purchased or sold make the delay advisable; and

•	When a Trader is advised or is otherwise aware that multiple orders for the purchase or sale of the same security can be expected, the Trader may use discretion in the aggregation and timing of executing those orders and may reallocate the purchase or sale of the shares based on the actual orders received.

2.	The number of securities, the subject of an order and the accounts participating in an order may be changed, and allocations may be redesignated accordingly, at any time prior to the completion of an order, at which time orders already filled are allocated in accordance with the prior designation and the remaining orders are allocated in accordance with the redesignation.

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Partial Fills

If an order for the purchase or sale of a security is not filled during the course of the day such order is entered, the shares, principal amount, or dollar amount purchased or sold is allocated among the accounts designated by the Portfolio Manager(s) as follows:

Orders for the accounts of one Portfolio Manager:

1.	If a priority or other method of allocation among accounts is indicated prior to the order being filled, orders are allocated in the manner specified.

2.	If no priority or other method of allocation is so indicated, securities purchased or sold during the day are allocated pro rata among designated accounts based upon the current order in effect for each such designated account (i.e., in a ratio approximating each account’s participation in the total order size).

Orders for the accounts of two or more Portfolio Managers:

Securities purchased or sold during the day first are allocated pro rata among such Portfolio Managers based upon the relative size of the total order placed by each Portfolio Manager, then allocated among each Portfolio Manager’s accounts in accordance with “accounts of one Portfolio Manager” procedures noted above.

Trading ensures that client trades are executed at negotiated commission rates.

Trading ensures that all of the trades executed by Trading on a given day are reflected on the Janus trade blotter.

Trading and/or Trade Operations confers with Legal and Compliance if necessary.

Initial Public Offerings Allocations

The allocation of Initial Public Offerings of common stock (“IPOs”) will be allocated pursuant to the following procedures.

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Operating Procedures

I.	Limited Equity Offerings

Limited Equity Offerings include Initial Public Offerings of common stock (“IPOs”), Secondary Offerings of common stock, and Private Equity Offerings. The allocation of shares received as part of a Limited Equity Offering will be allocated pursuant to the following procedures.

A. Account Assignment

Compliance will initially assign each account to one of the below groups market capitalization groups based on the account’s a) market capitalization breakdown, b) Lipper market capitalization classification and c) investment strategy as set forth in the account’s prospectus or contract (i.e. guidelines). The initial market capitalization assignment will be discussed with the Portfolio Manager (“PM”) and any suggested modification(s) by the PM will require supporting documentation and should be communicated to the Chief Investment Officer (or his designee) (“Equity CIO”). The market capitalization groups are as follows:

•	Small-Cap

•	Mid-Cap

•	Large-Cap

•	Multi-Cap

Compliance may then further sub-categorize an account based on the account’s primary focus or the PM’s trading group (i.e. international vs. global or pension vs. partnerships). The resulting categorization of an account is its “IPO Group”.

B. Allocation of Limited Equity Offerings

All PMs that desire to participate in a Limited Equity Offering shall notify Trading1[1] of: (1) his/her desired number of shares or aggregate amount to be invested and (2) the accounts he/she desires to participate in the Limited Equity Offering. If a PM desires for at least one account within an IPO Group to participate in the Limited Equity Offering, all accounts within that IPO Group must participate unless an exception in Section III or IV applies (all such accounts are referred to herein as “Participating Accounts”).

Trading will aggregate the number of shares desired by all PMs and submit the desired number of shares to the relevant Broker. Upon receipt of the final fill amount from the Broker, all shares received will be allocated pro rata among the Participating Accounts.

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II.	IPOs Offered Through Auction

A.	Bids

Each PM is responsible for submitting bids based on their level of interest and evaluated valuation. Each PM will submit the bids to the trading desk specifying the number of shares they are interested in purchasing and the price per share they are willing to pay. The trading desk will then enter the bids separately (as opposed to aggregated as provided in I. above) with the underwriter or in the auction website.

B.	Allocation

If a PM’s bid is accepted and filled (either partially or completely) the shares will be allocated on a pro-rata basis to all of the PM’s Participating Accounts.

III.	Exceptions

A. Any allocation made pursuant to these procedures may be adjusted by Trade Operations to eliminate fractional shares or odd lots.

B. Trade Operations may also exclude any allocation resulting in a position of less than 0.25% of an account’s total assets (a “de minimis position”). De minimis positions are not economical to the funds/accounts as they could require additional research, increased trading costs, and administrative resources that the PM may wish to dedicate to other larger holdings. A signature from the PM is required to exclude any eligible account from the allocation for de minimis decisions.

C. If, as a result of the pro rata allocation requirement described in I and II above, any account was to receive more shares than it originally indicated for, this allocation may be adjusted so it does not exceed the account’s initial indication. The remaining shares will then be allocated pro rata across the other Participating Accounts.

D. With respect to Secondary Offerings, pro rata allocation is not required in instances where Janus’ initial indications for the secondary offering are fully filled.

E. With respect to Secondary Offerings, pro rata allocation is not required across all Participating Accounts but is required among each PM’s Participating Accounts.

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IV.	Special Discretion

Deviations from these procedures are permitted provided such deviations are documented and approved in writing by the CIO. A deviation could occur, for example, in order to allocate additional securities to a PM who was instrumental in originating or developing an investment opportunity or ensuring that accounts receive sufficient securities to satisfy specialized investment objective or policies. Additionally, for Secondary Offerings of common stock or Private Equity Offerings, additional shares may be allocated to a PM with a pre-existing position in that security.

V.	Oversight and Reporting Procedures

Compliance will periodically review individual Limited Equity Offering allocations to ensure compliance with these procedures.

Additionally, for reporting purposes, all Limited Equity Offerings will be categorized as either a small, mid or large cap company based on the pre-offering market capitalization for IPOs and the market capitalization at the time of the Limited Equity Offering for Secondary and Private Equity Offerings. The Lipper market capitalization ranges for the previous quarter end will be used to determine the capitalization category of the security. As of March 31, 2014, the Lipper ranges were as follows:

•	Small-Cap: Securities with a market capitalization of $5.4 billion or less

•	Mid-Cap: Securities with a market capitalization of more than $5.4 billion but less than $15.2 billion

•	Large-Cap: Securities with a market capitalization of $15.2 billion or more

1[1]	Note: In the case of a Private Equity Offering, the PM may provide the attorney in Legal negotiating the documents for the Private Equity Offering of the information required in this section.

Trade Errors

Perkins will ensure that the best interests of its clients are served when dealing with trade errors.

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Operating Procedures

1. For the purposes of this Error Policy, an error can result from a variety of situations including, but not limited to, inadvertently:

•	purchasing securities not legally or contractually permitted;

•	trading a security or the quantity of a security other than that which the portfolio manager intended to purchase or sell;

•	allocating securities to the wrong client;

•	executing the transaction as a buy rather than a sale and vice versa;

•	making clerical errors that result in investments which otherwise would not have been made.

Errors do not include poor investment decisions, poor executions or second thoughts.

In the event an error is caused by a third party (broker, custodian, or any other unaffiliated third party), Perkins and Janus will look to that third party to take such measures to make the client whole. Broker-dealers may not assume responsibility for trade error losses caused by Perkins or Janus nor may any reciprocal arrangements be made to encourage the broker to assume responsibility for such losses (i.e., agreeing to direct commissions to the broker or by utilizing soft dollars to compensate the broker).

Certain errors that generally do not require corrective action for purposes of this Policy include:

•	those resulting from independent systems, such as misinformation provided by Bloomberg;

•	allocations among client accounts involving transactions in initial or secondary public offerings that are otherwise in compliance with procedures related to those transactions or are corrected pursuant to those procedures, in which case, only analysis regarding whether there is opportunity cost applies at Perkins’ and Janus’ discretion.

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It is Perkins’ policy that errors are identified, evaluated, and corrected as expeditiously as possible. Trading/Trade Operations employees should consult the CCO, or a senior member of the Investment Compliance team, should there be any question as to what constitutes an error.

Perkins may utilize an error account to correct errors only if the transaction is corrected prior to settlement. Profits and losses in such error account can be netted against each other on a quarterly basis. Any remaining surplus at the end of the quarter is donated to the Janus Foundation. Correcting an error after settlement with an error account would result in Perkins taking transactions into its own account as principal. Such transactions require pre-trade disclosure and written consent under the Investment Advisers Act of 1940 and are prohibited with respect to client accounts subject to the Employee Retirement Income Security Act (ERISA). Therefore, if the error is discovered after settlement, the error is corrected in the client account(s).

Because certain errors that are detected post-settlement result in the client’s money being at risk, the following guidelines generally apply:

•	An error which results in a gain will remain in the client account; and

•	An error which results in a loss will be reimbursed by Perkins or the responsible third party in the appropriate currency to the client’s account.

When correcting post-settlement errors, Perkins and Janus will use its best efforts in its calculation to make the client whole. In order to determine the market price of the intended order, Perkins and Janus may take into consideration certain factors, including but not limited to, the market environment, size of the order, market impact, liquidity, volume, etc.

It is Perkins’ and Janus’ general practice not to calculate any speculative opportunity costs as part of the trade error correction process. However, on a case by case basis, Perkins may in good faith attempt to estimate and pay opportunity costs in extraordinary circumstances. To the extent Perkins believes reimbursement of opportunity costs is appropriate, Perkins will pay interest based on the prevailing federal funds rate. In certain limited circumstances, Perkins may, at its discretion, calculate opportunity costs using alternative methods.

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If multiple trade errors in one client account are discovered simultaneously, some of which resulted in profits, and some in losses, the resulting profits and losses may be netted against each other in determining the extent of the client’s loss. Gains and losses shall not be netted across client accounts.

In certain circumstances, Perkins may consult with affected clients to discuss an appropriate resolution for correcting an error.

Deviations from this Error Policy are permitted provided such deviations are documented and approved by a Chief Investment Officer and the Chief Compliance Officer or their designees. Any such deviations shall be made in good faith subject to applicable standards of care on a case-by-case basis.

Perkins may at any time, in its sole discretion and without notice, amend or supplement this

Affiliated Broker/Dealers

The 1940 Act provides that an affiliated broker-dealer may not receive a commission, fee, or other remuneration which exceeds the “usual and customary” broker’s commission. Rule 17e-1 specifies what is considered a usual and customary broker’s commission.

In addition, the SEC requires that if an investment adviser to a Registered Investment Company engages in transactions with an affiliated broker-dealer, disclosure is required in the fund’s prospectus or statement of additional information.

The Janus trading desk does not execute any trades through a Perkins’ affiliated broker/dealer.

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Procedures

Sub advised Accounts

(Cross trades involving sub-advised clients are generally not engaged in at this time.)

1.	The sub advised client’s Board of Trustees must have adopted written procedures pursuant to the Rule 17e-1 authorizing such transactions and determine on a quarterly basis that all such trades were made in compliance with the procedures.

2.	The commission charged must be fair and reasonable compared with that charged by other brokers for comparable transactions involving similar securities during a comparable period of time.

3.	Appropriate records for each transaction must be kept.

ERISA Clients

Agency trades through an affiliate of Janus on behalf of an ERISA client must meet the following conditions:

1.	A fiduciary for the client must provide Janus Capital Corporation with written authorization for affiliated transactions in the form required under ERISA, which authorization is expressly terminable at will by written notice. This authorization may be a part of the investment management agreement or set forth in a separate letter.

2.	Affiliated transactions executed on behalf of the client must not be excessive in amount or frequency.

3.	A fiduciary for the client must be furnished annually with a summary of the transactions covered by the authorization and certain related information required by ERISA, including the account’s portfolio turnover rate.

4.	Additionally, the requirements set forth for “Other Advisory Clients” must be adhered to for ERISA clients.

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Other Advisory Clients

Agency trades through an affiliate of Janus on behalf of all other accounts not previously mentioned must meet the following conditions:

1.	The client’s investment management agreement and investment guidelines do not prohibit such trading.

2.	If Janus executes trades through an affiliate by way of a U.S. securities exchange on behalf of a client who is a non-natural person, the client’s investment management agreement must expressly authorize the use of affiliated brokers.

3.	The client must receive a copy of Part II of Janus’ Form ADV that describes the circumstances under which Janus will trade through an affiliated broker.

4.	The commission charged must be competitive and reasonable in relation to the execution services received.

5.	If the client is a non-natural person, the client must be furnished annually with a statement setting forth the amount of compensation retained by the affiliate in connection with trades executed on U.S. securities exchanges.

Cross Trades

Funds and/or accounts managed by Perkins may purchase or sell securities among themselves when it is in the best interest of each participating fund or account. However, with respect to Registered Investment Companies, these transactions must comply with Rule 17a-7 under the 1940 Act. Cross Trades are typically used in an effort to eliminate or reduce transactional expenses and market impact on the security.

Operating Procedures

RULE 17A-7

PROCEDURES FOR PURCHASES AND SALES BETWEEN AFFILIATED FUNDS AND ACCOUNTS

Strategic Importance:	Not Yet
Body:	Determined

There are occasions when the Portfolio Manager or investment team of one fund decides to sell a security for that fund and simultaneously the Portfolio Manager or investment team of another fund decides to buy the same security for that other fund. On those occasions, both funds can save the brokerage and related transaction costs if the security is transferred from one fund to the

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other without placing purchase and sale orders with brokers. Without exemptive relief, such transfers might be prohibited under Section 17(a) of the 1940 Act. The SEC has provided any necessary exemption in Rule 17a-7. Accordingly, such transfers between Janus funds may be made provided the conditions of the Rule are met.

Rule 17a-7 requires, as a condition of the exemption, that the Boards of the Funds: adopt procedures designed to assure that the requirements of the Rule are complied with; make and approve changes in the procedures as the Boards deem necessary; determine at least quarterly that purchases and sales made in the previous quarter comply with the procedures adopted by the Boards; and maintain records setting forth details of each transaction effected in reliance on the Rule.

In addition to the procedures required to be adopted by the Board, Rule 17a-7 requires the following transactional requirements to be met:

1.	the transaction must be a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available;

2.	the transaction must be effected at the independent “current market price” of the security (as defined in Rule 17a-7);

3.	the transaction must be consistent with the policy of each fund participating in the transaction, as recited in its registration statement and reports filed under the 1940 Act; and

4.	no brokerage commission, fee (except for customary transfer fees), or other remuneration may be paid in connection with the transaction.

Funds and/or accounts managed by Perkins may purchase or sell securities among themselves when it is in the best interest of each participating fund or account.

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Derivatives

Derivatives are investments whose values are based on or “derived” from underlying securities or indices. The types of derivative instruments may range from exchange-traded futures and options to forwards, swaps, and structured notes.

Derivatives are used at Perkins primarily as portfolio risk management tools. Perkins recognizes that the effective use of derivative instruments has two benefits for portfolio management: (i) reduction of portfolio volatility; and (ii) enhancement of portfolio returns.

Perkins may engage in derivative transactions for a client when the following conditions are met:

1.	The client’s current investment guidelines and restrictions clearly permit the transaction.

2.	The proposed transaction is consistent with the client’s investment objectives and policies.

3.	Absent a provision in the investment guidelines and restrictions expressly permitting leveraged uses of derivatives, Perkins does not use a derivative security or instrument to create leverage in a client’s portfolio.

4.	Perkins monitors all investment restrictions and limitations on derivatives for accounts that have been approved to trade in derivative instruments.

Securities Lending

Securities lending is a process whereby a Registered Investment Company typically loans securities held in its portfolio to a designated borrower such as a bank or another investment company. These transactions are usually consummated through a securities lending agent, customarily the fund custodian, and used by the borrower to cover a position related to trading strategies, short sales or failed trades.

Typically, a security lending arrangement is conducted through an open-ended loan agreement, and can be easily terminated with proper notice from either the lender or borrower. At the commencement of the lending arrangement, the loan must be collateralized with cash, U.S. Government securities, or letters of credit. The level of collateral required is, at a minimum, 102% of the market value of domestic securities (100% for repos, if in cash), and 105% of the market value to any foreign securities borrowed. If this collateral is indeed cash, it is usually invested by the lending Registered Investment Company in accordance with that fund’s investment policies. Any income or interest realized from collateralized cash investments, or other collateral, is considered income to the fund to the extent such is agreed to in the loan agreement.

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PERKINS IS NOT INVOLVED IN THIS ARRANGEMENT AND PERKINS’ PORTFOLIO’S DO NOT PARTICIPATE IN SECURITIES LENDING.

Repurchase Agreements

Repurchase agreements provide funds with a convenient means to invest excess cash on a secured basis, generally for short periods of time. In a typical fund repurchase agreement, a fund enters into a contract with a broker, dealer, or bank (the “counterparty” to the transaction) for the purchase of securities. The counterparty agrees to repurchase the securities at a specified future date, or on demand, for a price that is sufficient to return to the fund its original purchase price, plus an additional amount representing the return on the fund’s investment.

Two provisions of the 1940 Act may affect a fund’s ability to invest in repurchase agreements. Section 12(d)(3) of the 1940 Act generally prohibits a fund from acquiring an interest in a broker, dealer, or underwriter. Because a repurchase agreement may be considered to be the acquisition of an interest in the counterparty, section 12(d)(3) may limit a fund’s ability to enter into repurchase agreements with many of the firms that act as counterparties. Section 5(b)(1) of the 1940 Act limits the amount that a fund which holds itself out as being a diversified investment company may invest in the securities of any one issuer (other than the U.S. government or another Registered Investment Company). This provision may limit the amount of repurchase agreements that a diversified fund may enter into with any one counterparty.

Rule 5b-3 of the 1940 Act permits a fund, under certain circumstances, to look through repurchase agreements to the underlying securities for purposes of Sections 5(b)(1) and 12(d)(3) of the Act. The Rule provides that in order for a fund to “look through” to the underlying collateral, the repo must be “collateralized fully.” Collateralized fully is generally defined consistently with Rule 2a-7. Notably, the collateral must consist entirely of (a) cash, (b) U.S. government securities, and (c) securities rated in the highest rating categories by the requisite NRSROs (or unrated securities of comparable quality). In addition, the collateral must qualify for an exclusion from an automatic stay in insolvency in the event of the counterparty’s insolvency.

However, Rule 5b-3 specifically allows a fund to look to the counterparty rather than the collateral for diversification purposes if the repurchase agreement (“repo”) doesn’t meet the definition of “collateralized fully”. In the case of counterparties that are broker-dealers, 12(d)(3) would limit the fund’s investment in those entities to the limits set forth in Rule 12d3-1. Those limits are:

1.	Immediately after acquisition, the acquiring fund owns no more than 10% of the outstanding principal amount of the issuer’s debt securities.

2.	Immediately after acquisition, the acquiring fund has invested no more than 5% of its total assets in the securities.

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Note that in performing these tests, a fund must aggregate all debt obligations of the issuer, including repos that don’t meet the definition of collateralized fully (basically any repos not collateralized by U.S. government securities), master notes, and other debt securities. These limits apply to all Registered Investment Companies, not just money market funds.

Liquidity Determination

The SEC requires open-end Registered Investment Companies to limit their portfolio holdings in “illiquid” securities to no more than 15 % of the Registered Investment Company’s total assets (10% for money market funds). This test is measured at the time of each purchase, giving effect to the purchase.

While there is no statutory definition of a liquid or illiquid security, the SEC has generally taken the position that a security will be deemed to be illiquid if it cannot be disposed of within seven days in the ordinary course of business, at approximately the value at which it had valued before such disposition.

Securities eligible for resale under Rule 144A may be treated as liquid pursuant to guidelines adopted by the Registered Investment Companies’ Board.

PRICING POLICIES AND PROCEDURES

Perkins, as sub adviser, is not directly involved in the pricing of the Funds/Accounts. The Fund’s/Account’s Adviser, Janus is responsible for the pricing of the Funds/Accounts. In the event that a security becomes stale dated (price unchanged for five days) Janus will ask Perkins for assistance and information in an effort to make the appropriate pricing determination. Perkins will immediately notify Janus in the event that Perkins believes a security is not being properly priced. Perkins will also provide assistance to Janus in any other pricing matter.

Fair Valuation

Registered Investment Companies are required to use “readily available” market value of portfolio securities to calculate a fund’s net asset value (NAV). When a market value for a particular security is not readily available, it is the responsibility of the fund’s board to determine the fair value of that security. For example, if a fund determines that a significant event has occurred since the closing of a market, but before the fund’s NAV calculation, then the closing price for that security may not be considered “readily available,” and the fund would be required to apply a fair value pricing methodology as prescribed by the fund’s board.

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Registered Investment Companies have an obligation to monitor for events that may cause the market value of a portfolio security to not be readily available. These “significant events” could be something directly related to the issuer of the security, or an event affecting a market or industry as a whole. Registered Investment Companies should continuously monitor for significant events.

Fair Valuation Procedures

Subadvised Accounts

The boards of sub advised accounts managed by Perkins are responsible for the fair valuation of portfolio securities. Although Perkins may be asked to provide certain information on a limited basis, Perkins assumes no responsibility for the valuation of securities held by sub advised accounts.

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PROCEDURES FOR DETERMINING LIQUIDITY

OF RULE 144A SECURITIES

(NOTE: The following procedures have been written to be consistent with the procedures that have been adopted by the Fund’s/Account’s Board of Directors/Trustees.)

PERKINS is authorized to determine the liquidity of Rule 144A securities purchased by the funds/accounts in relation to each fund’s/account’s investment limit on illiquid securities, provided that the determination is made in accordance with the following procedures:

1. A Rule 144A security purchased by the fund may be considered liquid if the Adviser/Subadviser determines that there is a “readily available market” for the security. The Adviser/Subadviser’s considerations include but are not limited to the following:

a.	the frequency of trades and quotes for the security;

b.	the number of dealer willing to purchase or sell the security and the number of other potential purchasers;

c.	dealer undertakings to make a market in the security: and

d.	the nature of the security and the nature of the marketplace trades (e.g. the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer.

2. A Rule 144A security will be considered illiquid until the purchasing Portfolio Manager submits a completed “Liquidity Worksheet” to the Perkins’ Chief Compliance Officer. Perkins’ Chief Compliance Officer will review and sign the worksheet and forward the form to the Compliance Officer at Janus for prompt and final approval. The security will not be considered liquid until final approval.

3. The liquidity of Rule 144A securities must be reassessed at least quarterly and in the event of any material changes, the reassessment must be performed immediately. In the event that a security that was previously deemed liquid becomes illiquid, a new worksheet must be processed in the aforementioned manner.

4. The Directors/Trustees of the Funds/Accounts will receive and review all Liquidity Worksheets from the Janus Compliance Officer on a quarterly basis. The Directors/Trustees of the Funds/Accounts will approve these procedures on an annual basis. A copy of the Liquidity Worksheet is included at the end of this section.

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Client Commission Policy

Section 28(e) of the Securities and Exchange Act of 1934 (the “Exchange Act”) provides a safe harbor to investment advisers who use the “commission dollars” (as interpreted using SEC Guidance) of their advised accounts (“client commissions”) to obtain brokerage and investment research products and services (“Products/Services”). In determining whether Products/Services are permissible pursuant to Section 28(e), Janus and Perkins will:

1. Determine whether the Product/Service is considered “research or brokerage” within the meaning of Section 28(e)(3) and therefore eligible for the safe harbor.

2. Determine that the Product/Service provides lawful and appropriate assistance in the performance of the investment manager’s investment decision-making responsibilities; and

3. Make a good faith determination that the amount of client commissions paid is reasonable in light of the value of Product/Service provided by the broker-dealer.

Research and Brokerage Products/Services

Research Services

To constitute “research services” under Section 28(e), Products/Services must qualify as “advice”, “analyses” or “reports”. To determine that a Product/Service constitutes research services, Janus must conclude that it reflects the “expression of reasoning or knowledge” relating to the value of securities, advisability of effecting transactions in securities or analyses or reports concerning issuers, securities, economic factors, investment strategies or the performance of accounts.

Research services shall not include the types of Products/Services described in Exhibit A.

Brokerage Services

Section 28(e) defines brokerage services to include effecting securities transactions and functions incidental thereto, and explicitly lists clearance, settlement and the related custody services as incidental functions. Additionally, the SEC has interpreted brokerage services to mean services relating to the execution of securities transactions. A temporal standard is used to determine whether particular Products/Services relate to the execution of a securities transaction. Under this standard, a securities transaction begins when Janus communicates the order for execution to the broker-dealer and ends when the funds or securities have been transferred or credited to the proper account.

Brokerage services shall not include the types of Products/Services described on Exhibit A.

Lawful and Appropriate Assistance

Perkins will assist Janus in determining if a Product/Service provides lawful and appropriate assistance in the performing of its investment decision-making responsibilities.

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Reasonableness of Client Commission Valuations

Janus/Perkins will utilize its Broker-Vote process in order to make a good faith determination that the amount of client commissions paid is reasonable in light of the value of the Product/Service provided by a broker-dealer. All broker-dealers approved according to these procedures will be included in the Broker-Vote process.

Client Commissions Applications

Client commissions can only be used to obtain research and/or brokerage Products/Services to the extent each requirement (A through D) of this Section IV is satisfied.

Application of Research

Products/Services furnished by broker-dealers may be used in servicing any or all of Janus’/Perkins’ clients and such investment research may not necessarily be used by Janus/Perkins in connection with the accounts which paid commissions to the broker-dealer providing such Products/Services.

Products/Services paid for with commissions generated by equity trades may be used for fixed-income clients, provided that such Products/Services were primarily obtained for use by equity funds

Satisfaction of Section 28(e)’s “Effected By” Test

The transaction for which the Client Commissions are paid must be “effected by” the broker-dealer receiving the Client Commissions. A broker-dealer will “effect” any transaction that it executes, clears and settles. In addition, Janus/Perkins may enter into a commission sharing arrangement or client commission arrangement (each a “Commission Agreement”) in order to receive a Product/Service that is eligible under Section 28(e). In a Commission Agreement, Janus will enter into an agreement with a broker-dealer, whereby the broker-dealer agrees to either (i) execute, clear, or settle a transaction, or (ii) provides one of the following core functions (in addition to ensuring that the other functions have been allocated to one or another broker-dealers);

Being financially responsible for settlement;

Creating or maintaining records as required by SEC or SRO rules;

Monitoring and responding to customer comments during the trading process; or

Generally monitoring trades and settlement

By satisfying the conditions set forth in (i) or (ii) above, the Commission Agreement satisfies the “Effected By” test set forth in Section 28(e).

The “Effected By” test is also satisfied in a step-out transaction. Janus may use step-out transactions in order to receive a Product/Service which is eligible under Section 28(e). In a step-out transaction, after a broker-dealer executes a brokerage transaction, Janus directs the executing broker-dealer to “step-out” a portion of the transaction to another broker-dealer that provides eligible Products/Services. The broker-dealer providing the products/Services will clear and/or settle the “step-out” portion of the transaction and will receive a share of the commissions paid for that portion of the transaction.

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Satisfaction of Section 28(e)’s “Provided By” Test

If employees of the broker-dealer furnish the eligible Product/Service directly, then the Product/Service is “provided by” the broker-dealer. Product/Services furnished by a third-party vendor are also “provided by” the broker-dealer to the extent that the broker-dealer is legally obligated to pay the vendor for eligible Products/Services provided to Janus/Perkins (i.e., the vendor and broker-dealer have contractual privity).

Janus may also enter into Commission Agreements in order to receive a Product/Service from a third-party vendor that is eligible under Section 28(e). In a Commission Agreement, Janus will enter into a contract with a broker-dealer, whereby the broker-dealer agrees to:

Pay the vendor directly;

Review the description of the services paid for with client commissions under the safe harbor for red flags that indicate the services may not be within Section 28(e) and to use client commissions only to pay for those items that reasonably fall within the safe harbor; and

Develop and maintain procedures so that research payments are documented and paid for promptly.

Mixed-Use Items

Where a Product/Service obtained with client commissions has both eligible and non-eligible uses under Section 28(e), Janus/Perkins will (i) make a reasonable allocation of the cost of the Product/Service according to its use, and (ii) keep adequate books and records concerning allocations.

After determining a reasonable allocation of the cost of the Product/Service according to its use, Janus/Perkins will request separate billing from the broker-dealer/vendor providing such Product/Service. To the extent the broker-dealer/vendor is unable to provide separate billing for such Product/Service, such Product/Service will not be deemed permissible under this policy.

New Broker-Dealer Procedure for use of Client Commissions

Any portfolio manager or analyst requesting the use of client commissions with a new firm must contact the Chief Compliance Officer. The Chief Compliance Officer will co-ordinate with the Janus Trade Operations Department and provide Janus with all requested information.

All broker-dealers approved according to these procedures will be included in the Broker-Vote process.

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New Service/Product Request with Previously Approved Broker-Dealer

Any portfolio manager, analyst or trader requesting the use of client commissions for a new Product/Service with a previously approved broker-dealer (pursuant to Section IV above) must contact Trade Operations Management and provide the information necessary for Trade Operations Management to fill out a Request Form. Trade Operations Management will then circulate the Request Form to the appropriate parties for approval (as set forth in the Request Form).

Trade Operations Management will provide a summary report listing all new Products/Services to the BRC at each regularly scheduled BRC meeting.

New use for Service/Product Previously Approved

Any portfolio manager, analyst or trader using a previously approved Product/Service for a use not previously described on the Request Form (a “new use”), must contact Trade Operations Management and provide the information necessary for Trade Operations Management to fill out a Request Form. Trade Operations Management will then circulate the Request Form to the appropriate parties for approval (as set forth in the Request Form).

Trade Operations Management will provide a summary report listing all new uses to the BRC at each regularly scheduled BRC meeting.

New users for Product/Services and Broker-Dealers Previously Approved

Any portfolio manager, analyst or trader requesting the use of a previously approved Product/Service with a previously approved broker-dealer (pursuant to Section IV above) must contact Trade Operations Management and provide the information necessary for Trade Operations Management to fill out a Request Form. Trade Operations Management will then circulate the Request Form to the appropriate parties for approval (as set forth in the Request Form). If the actual costs for the Product/Service do not increase by more than 10% of the previously approved costs because of the addition of such user(s), only Trade Operations and the Director of Research are required to approve the Request Form.

Information Dissemination

To the extent an approved recipient of an approved Product/Service intends to provide a copy of, or access to, such approved Product/Service to a person or group of persons not named on the Request Form, such person must first (i) fill out a Request Form adding such additional persons or group of persons, or (ii) direct such persons or group of persons to fill out a Request Form.

Enforcement of Client Commission Policy A.

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BRC Review

The BRC will review the Client Commission Policy at least annually, and as any matters come up under the Client Commission Policy, at its next regularly scheduled meeting.

B. Board Reporting

The BRC will, on an ongoing basis, work with the boards of the funds advised by Janus which have approved the use of client commissions to obtain Products/Services (each, a “Board”) to determine what material the Board needs to properly review the use of client commissions. The BRC will report directly to the Board on a quarterly basis, or more frequently if deemed necessary by the Board, on such material.

C. Description & Frequency of Control Process

Compliance will review the Client Commission Policy on a periodic basis.

Amendments

Subject to approval by the Chief Compliance Officer, this Client Commission Policy may be amended as appropriate by the BRC.

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EXHIBIT A

Products and Services that do not Qualify Under Section 28(e)

Communications	Error Correction Trades
Couriers
E-Mail Software	General Overhead
Telephone Lines	Business Supplies
Transatlantic Cables	Carpeting
Membership Dues
Computer Systems	Office Rent
Accounting Software	Personnel Management
Compliance Systems or Software	Rent
Computer Cables	Salaries (including Research Staff)
Computer Hardware
Computer Peripherals and Accessories	Travel Expenses (including those associated
with permitted services)
Electronic Proxy Voting Services	Utilities
Internet Service
Operating Systems	Marketing
Software for Administrative or	Performance Data or Analysis for Record
Keeping Functions Software to Manage Operation Functions Surveillance System Terminals Word Processing	Marketing Mass-Marketed Publications
Newspapers
Magazines

Professional Services
Education	Accounting Fees and Software
CFA Exam Review Course	Custody Post Settlement
Professional Licensing Fees	Consultation re: Internal
Consultation re: Operations
Legal Expenses
Website Design
Entertainment
Meals (including those associated with	Trade Financing
permitted services)	Margin Services
Security Lending Fees
Equipment
Copiers
Phone
Fax Machines
Generators
Maintenance and Repair
Office Equipment
Office Furniture

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Portfolio Management

Investment Guidelines & Restrictions

The composition of each account’s portfolio is primarily a function of its investment objectives, as well as investment restrictions, statutory or otherwise. Investment guidelines and restrictions for each fund/account are disclosed in the corresponding prospectus, SAI, investment advisory or sub-advisory agreement. The Chief Compliance Officer is responsible for the implementation and supervision of all investment compliance procedures and also furnishes advice and other necessary support for the compliance system to function effectively. The Chief Compliance Officer supervises two senior compliance analysts and one compliance analyst in their day-to-day compliance functions.

Operating Procedures

1.	All new client investment guidelines and restrictions, and any modifications to existing guidelines and restrictions, are reviewed by Perkins, Janus legal and compliance prior to executing the investment management agreement with the client to ensure clarity and Perkins’ ability to comply with their provisions.

2.	Prior to commencing investment activity for a new client, Janus legal and compliance provides a copy of the investment management agreement and the investment guidelines and restrictions for the new client to the appropriate Perkins’ portfolio manager(s).

3.	Perkins/Janus compliance performs ongoing compliance testing on applicable Internal Revenue Service, SEC, account agreement, and prospectus investment requirements, restrictions and limitations.

4.	Perkins/Janus compliance also makes the portfolio manager aware when he/she has violated an investment limitation.

PERKINS MANDATE COMPLIANCE

PORTFOLIO COMPLIANCE PROCEDURES

These procedures are applicable to all funds and accounts that Perkins sub-advises for Janus unless otherwise noted.

Janus Compliance is responsible for the primary portfolio mandate compliance analysis of the funds and accounts that Perkins’ sub-advises for Janus. Perkins performs a secondary mandate analysis of all these funds and accounts. Perkins’ analysis is performed on a daily and ongoing basis.

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Tools and Reports:

Microsoft Excel—Perkins’ daily portfolio and compliance spreadsheets.

Procedure:

•	Janus uploads data to a shared folder on the K drive. This data is drawn from the CID accounting system.

•	Perkins sources this data to populate our spreadsheets.

•	The compliance spreadsheet tests the funds’ and accounts’ rules, regulations, guidelines and restrictions and flags any exceptions.

•	The compliance spreadsheet is monitored and reviewed on a daily basis by portfolio managers, analysts, and compliance personnel.

•	Exceptions are logged on a notification spreadsheet maintained by the Senior Compliance Analyst.

•	Portfolio Managers and Senior Management are notified of exceptions daily, weekly, quarterly, annually, and as needed.

•	Perkins performs some primary mandate calculations; e.g., the 80% Rule, cash restrictions, etc. These calculations are provided to Janus compliance and also logged on the spreadsheets.

•	All spreadsheets are monitored by the Chief Compliance Officer (Ted Hans) on a daily and ongoing basis.

•	Perkins performs periodic and forensic testing of the spreadsheet to ensure that the test calculations are being captured and recorded properly.

•	The CCO determines when Janus Compliance needs to be apprised of a material issue.

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PWMCO

Mandate Compliance

PWMCO, LLC is required to contract Perkins for management of all of its value investment strategies. Perkins will be paid a fee to provide investment management products or sub-advisory services to the small cap, mid cap and large cap value accounts maintained and operated by PWMCO as of 12/31/2008.

PWMCO may maintain each of the discretionary small cap value assets, mid cap value assets, and large cap value assets which it maintained and operated as of 12/31/2008.

PWMCO cannot change the investment discipline on the strategies in the preceding clause without Janus/Perkins’ written approval.

PWMCO may not add additional Perkins managed assets, or assets otherwise managed by any of Perkins employees, in the small cap value, mid cap value, or large cap value investment disciplines, except as approved by Janus.

PWMCO has delegated to Perkins the following duties and responsibilities required to be performed by PWMCO for each client’s separate account pursuant to such client’s investment service agreement with respect to the investment and reinvestment of the assets of the separate account;

Perkins shall manage the investment operations of the separate accounts and the composition of its investment portfolio, shall determine without prior consultation with the client or PWMCO, what securities and other assets of the separate accounts will be acquired, held, disposed of or loaned, in conformity with the investment objectives, policies and restrictions of the separate account provided by PWMCO, and shall provide such determinations to PWMCO for execution.

Perkins shall not issue directly to brokers or dealers purchase or sell orders with respect to the securities of the separate accounts and shall not be responsible for aggregating purchase or sell orders for the separate accounts.

The investment goals and restrictions specified by the client shall be provided to Perkins by PWMCO in writing. PWMCO will also instruct Perkins, in writing, of any changes to a client’s objectives, goals, restrictions, and any other material change in the management of the account.

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COMPLIANCE TEST WORK

1. Purpose. The purpose of this section of the Memorandum is to describe the compliance test work performed on each Fund/Account on a daily, weekly, monthly, and quarterly basis by the Compliance Department. This test work is designed to monitor each Fund’s/Account’s compliance with the diversification and concentration provisions of the 1940 Act and with the restrictions and policies stated in the Fund’s Prospectuses and/ or Statement of Additional Information, as well as the investment guidelines and restrictions applicable to each Account. This section also describes the reports the portfolio manager will utilize in assisting him in the compliance process.

2. General Information. The investment restrictions and guidelines vary from Fund/Account to Fund/Account. The reports described in this section of the Memorandum provide the portfolio managers with information needed to prevent situations which may violate a Fund’s/Account’s investment policy, investment restriction, or a securities law.

3. Reports. The Perkins’ Compliance Department downloads Janus’ portfolio data to Perkins on a daily basis. This data is saved into the Perkins Compliance Spreadsheet. Perkins’ investment personnel have access to this system and all of its reports. The primary reports that are reviewed are the daily Portfolio Appraisal and the various compliance exception reports. The reports feature:

(a) The Fund’s/Account’s net assets;

(b) A listing of each security and its market value, and each security’s market value as a percentage of the Fund’s/Account’s net assets; and

(c) Each security’s industry classification and the market value of the Fund’s/Account’s total holdings in each industry, and the percentage of net assets such market value makes up.

(d) Numerous alerts and detailed descriptions of deviations from the funds/accounts rules, regulations and restrictions

The information on (b) and (c) above is designed to identify holdings in each Fund’s/Account’s portfolio which approach the percent limitations prescribed by securities law and/or contained in the Fund’s Prospectus and Statement of Additional Information. Portfolio managers should be alert to the possibility that the Fund/Account may not hold an issuer or security, yet the transaction may be of such size that the transaction itself could cause a deviation from policy. Portfolio managers should be conscious of the net asset figure as well when making any investment decision.

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4. Charles River Investment Management System (“CRI”) and Compliance Master System (“CRC”). In addition to the reports described above, the CRC System is used to prevent the entry of trade orders that would violate certain Fund’s/Account’s investment policies, investment restrictions and certain securities laws. The CRC System is a front-end, automated compliance system that works in tandem with the CRI System. Various compliance “Rules” are written into the system by the Janus Compliance Department and, based on the nature of the rule, will either provide a warning message or prevent the entry of trades that exceed the parameters of the rule. Perkins relies on the Janus Compliance Department for the accuracy of the data in the system.

5. Periodic Compliance Test Work. The Compliance Department shall perform testing at least quarterly (more frequently of deemed necessary) on each Fund’s compliance with its investment policies and restrictions as stated in the Prospectus and Statement of Additional Information, federal and state securities laws, as well as the investment guidelines and restrictions applicable to each account. The test work shall be performed using reports that the Compliance Department deems necessary. The Chief Compliance Officer will document any deviations from an investment policy, limitation, or restriction that was discovered during the testing process. The Chief Compliance Officer will cooperate with the appropriate person to ensure that the deviation has been corrected or explained in a satisfactory manner.

6. Escalation of Compliance Issues. All compliance issues are to be escalated to the Chief Compliance Officer. The Chief Operating Officer is to be apprised of all trading errors over $5,000.00. Janus requires that the Fund’s/Account’s Portfolio Manager sign off on the Janus prepared trade error report. The Chief Compliance Officer will determine if a compliance issue needs to be elevated to the Fund’s/Account’s Portfolio Manager and or a senior officer of the firm.

Examples of issues that need to be elevated by the Chief Compliance Officer to Portfolio Managers and/or others in senior management include:

Trade errors over $5,000.00

Employee behavior (actual or suspected) that would harm our client’s and our firm’s interests.

Investment decisions that have been interpreted by the compliance department to be potentially detrimental to the interests of the funds/accounts.

Exceptions to the Fund’s/Account’s investment guideline requirements, restrictions and limitations.

Any material issue that Janus, the Janus Fund Board, or client representative would need to be apprised of.

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Current Senior Management Personnel:

Peter Thompson – CEO

Bob Perkins – Portfolio Manager

Tom Perkins – Portfolio Manager

Ted Hans – Chief Operating Officer, Chief Compliance Officer

Jeff Kautz – Chief Investment Officer, Portfolio Manager

Randy Hughes – Director of Research

Kevin Preloger – Portfolio Manager

Greg Kolb – Portfolio Manager

6. Questions. Questions regarding this memorandum should be directed to the Chief Compliance Officer.

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Proxy Administration

Perkins Proxy Policy Procedures and Guidelines

Perkins Investment Management LLC (“Perkins”) has adopted Janus’ Proxy Procedures and Guidelines. Janus is Perkins’ Proxy Administrator and Janus, on Perkins behalf, has engaged the services of Risk Metrics (“RM”) to act as its agent for the administrative aspects of voting proxies of portfolio securities in accordance with guidelines established by the Proxy Voting Committee. These guidelines are reviewed at least annually by the Committee and, of course, may be overridden in any particular vote, depending upon the circumstances of the issue being voted upon. To facilitate the voting of proxies by RM of Fund portfolio securities, Janus has notified the Funds’ custodians that ISS is authorized to vote the proxies as agent of the Funds.

Perkins’ investment and compliance staff reviews the procedures and guidelines on an annual or as needed basis with the Janus Proxy Department. Perkins’ CCO is a member of the Proxy Voting Committee.

Introduction

In most cases, shares of a corporation’s stock give the owner of the stock the right to vote on certain matters regarding the corporation. Common issues that require shareholder approval can include the election of directors, authorizing new shares or approving mergers or reorganizations. Investment advisers are usually authorized to vote proxies for shares held in clients’ accounts, although clients may retain the right to vote the shares. Where Perkins has proxy voting responsibility on behalf of a client, Perkins has a fiduciary obligation to vote proxies in the best interest of the client.

The following represents the policy of Perkins with respect to the voting of proxies on behalf of all clients for which Perkins has voting responsibility and the keeping of records related to proxy voting.

General Policy

Perkins will vote proxies on an individual basis, weighing Perkins’ knowledge about a company, the company’s current management, and management’s past record; the merits of each proxy issue; and, particularly with respect to the voting of proxies of foreign companies, the relative costs of voting the proxies. As a general policy, proxies are voted in the best economic interest of Perkins’ clients. However, Perkins may consider other factors by agreement with a particular client or to comply with statutory requirements.

ERISA Plan Policy

On behalf of retirement plans subject to ERISA, Perkins seeks to discharge its fiduciary duty by voting proxies solely in the best interest of the participants and beneficiaries of such plans. Perkins recognizes that the exercise of voting rights on securities held by ERISA plans for which Perkins has voting responsibility is a fiduciary duty that must be exercised with care, skill, prudence, and diligence. In voting proxies for ERISA accounts, Perkins will exercise its fiduciary responsibility to vote all proxies for shares for which it has investment discretion unless the power to vote such shares has been retained by the appointing fiduciary as set forth in the

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documents in which the named fiduciary has appointed Perkins as investment adviser. Unless otherwise provided in Perkins’ contract with a particular client, Perkins will not accept direction as to how to vote proxies for whom it has voting responsibility from any other person or organization, including the fiduciary who appointed Perkins as investment adviser or the plan sponsor.

Adherence to Policy

The Perkins Proxy Committee has adopted guidelines and procedures that relate to specific proxy proposals that appear on a recurring basis and that are consistent with this policy. It is recognized that there may be occasions when, due to special circumstances, there may be exceptions to this policy and, consequently, this policy will be applied with a measure of flexibility. The policies and procedures are included at the end of this section.

Recordkeeping

Perkins has engaged the services of Janus to provide the administration for its proxy voting. Janus, on behalf of Perkins has engaged ISS, an independent Proxy Voting Service, to assist in the voting of proxies. ISS is responsible for coordinating with mutual funds and client custodians to ensure that all proxy materials received by the custodians relating to securities held by accounts advised or sub advised by Perkins are processed in a timely fashion. ISS is responsible for working with the Janus Investment Operations Group to coordinate the actual votes cast. In addition, ISS is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to Janus upon request.

Operating Procedures

1.	Voting rights will generally be exercised in accordance with this policy.

2.	Voting rights will be exercised so as to maximize and protect the value of the security, looking at both the short-term and long-term consequences.

3.	Voting rights will be exercised to give the greatest benefit to the shareholder. This includes considering the shareholder’s existing rights and his ability to participate in corporate decisions and the accountability of management.

4.	In exercising voting rights, there shall be no prejudice in favor of management, and no distinctions will be made among companies based upon the existence or absence of a business relationship with Perkins.

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5.	The investment accounting department of Janus, based upon guidelines established by the Proxy Voting Committee of Perkins, will determine whether a matter to be voted on is routine or non-routine. The investment accounting department will vote all routine matters and will forward all non-routine matters to the appropriate portfolio manager(s) to determine how the proxy will be voted. If a portfolio manager is not available, the proxy will be forwarded to an appropriate assistant portfolio manager or investment analyst. If the investment accounting department receives conflicting instructions as to how proxies should be voted on a non-routine matter, the investment accounting department and the applicable portfolio managers will confer and reach a consensus on how the proxies should be voted.

6.	Where voting of the proxy would result in such shares becoming unavailable for settlement for a period of time after they are voted (e.g., for some ADRs and direct foreign holdings), the investment accounting department will send a memorandum or e-mail to the portfolio manager assigned to the account asking for guidance as to whether the proxy should be voted under the circumstances. In addition, if the proxy is voted and such shares will be unavailable for settlement for any period of time, the investment accounting department shall notify the trading department and, if such shares will be unavailable for settlement for more than seven days, Compliance.

7.	In general, routine matters should be regarded as those that repeatedly arise in the ordinary course of business for periodic review, approval, and/or election and that are not otherwise characterized as non-routine as noted below. Such matters include, without limitation, uncontested elections and the approval of auditors. The investment accounting department shall make available to all applicable portfolio managers, upon request, a summary of any routine matters upon which proxies were voted, indicating how Perkins voted on each matter.

8.	Non-routine matters include those that may materially affect shareholder value or are otherwise unusual in nature, including, without limitation, restructurings, mergers, acquisitions, takeover attempts, anti-takeover defenses, recapitalization, dilutive actions, matters of social responsibility, and such other matters listed in Rule 452.11 of the New York Stock Exchange. All non-routine matters will be voted as instructed by the applicable portfolio manager(s), assistant portfolio manager(s), or investment analyst(s), with copies sent to all appropriate internal staff.

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ERISA Considerations/Proxy Voting

The Department of Labor has indicated that an investment adviser with a duty to vote proxies has an obligation to take reasonable steps under the circumstances to ensure that it receives the proxies. Failure of the adviser to take any action to reconcile proxies would cause the manager to fail to satisfy ERISA’s fiduciary responsibility provisions. It is believed that appropriate steps would include informing the plan sponsor and its trustees, bank custodian or broker-dealer custodian of the requirement that all proxies be forwarded to the adviser and making periodic reviews during the proxy season, including follow-up letters and phone calls if necessary.

When voting proxies, an investment manager must consider proxies as a plan asset and vote only in the best economic interests of the plan participants, vote consistently among clients, and avoid specific client voting instructions about voting proxies, e.g., social voting is not appropriate.

Having voted the proxies, the Department of Labor has also indicated that the adviser must properly document its voting by keeping adequate records and that the named fiduciary has a duty to monitor the proxy voting process of the adviser.

Advisers should be prepared to issue proxy voting reports to clients. Records of “solicitation” activities by issuers (or others) should be maintained. Records should reflect a verification of each proxy to each share to each account. Finally, hard copies of each ballot should be maintained.

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Advisory Fees

Generally, the Advisers Act prohibits an investment adviser from entering into an advisory agreement where the underlying fee is based on a percentage of capital gains or capital appreciation generated. This restriction was included in the Advisers Act because it was felt that, unless this type of fee arrangement were prohibited, an adviser might be tempted to take great and undue risks with his client’s funds in an attempt to generate a higher fee. Any contingency fee, that is a fee that is contingent upon some level of performance, would generally be viewed by the SEC as a performance fee and would be unlawful. Fees that are a percentage of total value of an account averaged over definite period, or as of definite dates, or taken as of a definite time are permissible.

The following practices are also prohibited:

•	Fees waived or refunded, in whole or in part, by an adviser if a specified level of investment performance is not achieved;

•	Fees contingent upon an advisory account having sufficient capital gains or appreciation to pay the fee;

•	Fees waived if recommended securities do not appreciate in value within a designated period of time; and

•	Fees contingent upon the account either not decreasing in value or avoiding a specified amount of capital depreciation.

All fees are collected by Janus and generally split 50/50 with Perkins. Fees for advisory services are set forth in Perkins’ Form ADV. In addition, Perkins executes a written Investment Advisory Agreement with each client that explains the fees and the manner in which the fees are computed. Calculation and payment of fees shared by a beneficial interest in a Portfolio are communicated with the all interested parties in the Investment Advisory Agreement.

If the fees are to be automatically deducted from the client’s account, Janus provides written authorization for such withdrawals as provided in the written Investment Advisory Agreement or by separate agreement which permits the fee to be paid directly from the client’s account. Janus provides the client written advice, prior to withdrawal of the advisory fee from the client’s account.

Perkins receives a contracted fee on the AUM it manages for PWMCO.

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